AGREEMENT AND PLAN OF MERGER

                           BY AND AMONG

                            ARGENTBANK

                               AND

                   ASSUMPTION BANCSHARES, INC.
                               and
                 ASSUMPTION BANK & TRUST COMPANY


                   AGREEMENT AND PLAN OF MERGER

                        TABLE OF CONTENTS



ARTICLE 1.......................................................1
DEFINITIONS.....................................................1
          1.1  "ABI"............................................1
          1.2  "Agreement"......................................1
          1.3  "ArgentBank".....................................1
          1.4  "Assumption Bank"................................1
          1.5  "Business Day"...................................1
          1.6  "FDIC"...........................................2
          1.7  "FRB"............................................2
          1.8  "OFI"............................................2
          1.9  "Party"..........................................2
          1.10 "Person".........................................2
          1.11 "SEC"............................................2

ARTICLE 2.......................................................2
THE MERGERS AND RELATED MATTERS.................................2
          2.1  Mergers..........................................2
          2.2  The Closing......................................2
          2.3  The Effective Date and Time......................3
          2.4  Effects of the Mergers...........................3

ARTICLE 3.......................................................3
CONVERSION OF STOCK.............................................3
          3.1  Conversion of ABI Stock in Company Merger........3
          3.2  Conversion of Assumption Bank Common Stock in
               Bank Merger......................................3
          3.3  Election Procedures and Exchange of Certificates
               Representing Assumption Bank Common Stock........5
ARTICLE 4.......................................................8
ACCOUNTING AND TAX MATTERS......................................8
          4.1  Accounting Treatment.............................8
          4.2  Tax Treatment....................................8
          4.3  Accounting and Tax Representations...............8

ARTICLE 5.......................................................8
REPRESENTATIONS AND WARRANTIES OF
ABI AND ASSUMPTION BANK.........................................8
          5.1  Organization and Authority.......................8
          5.2  Authorization....................................8
          5.3  Capital Structure of ABI.........................9
          5.4  Ownership of Other Banks.........................9
          5.5  ABI Financial and Other Reports..................9
          5.6  No Material Adverse Change......................10
          5.7  Tax Liability...................................10
          5.8  Tax Returns: Payment of Taxes...................10
          5.9  Litigation and Proceedings......................10
          5.10 Brokers' or Finders' Fees.......................10
          5.11 Contingent Liabilities..........................10
          5.12 Title to Assets; Adequate Insurance Coverage....11
          5.13 Deposits.  .....................................12
          5.14 Loans...........................................12
          5.15 Allowance for Loan Losses.......................12
          5.16 Investments.....................................12
          5.17 Commitments and Contracts.......................13
          5.18 Employee Plans..................................13
          5.19 Plan Liability..................................13
          5.20 Vote Required...................................13
          5.21 Environmental Matters...........................14
          5.22 Accuracy of Information.........................15
          5.23 Compliance with Laws and Contracts..............15
          5.24 Information for Registration and Proxy
               Statements......................................15

ARTICLE 6......................................................15
ARGENTBANK'S REPRESENTATIONS AND WARRANTIES....................15
          6.1  Organization and Authority......................15
          6.2  Authorization...................................15
          6.3  Capital Structure of ArgentBank.................16
          6.4  ArgentBank Financial and Other Reports..........16
          6.5  No Material Adverse Change......................16
          6.6  Loans...........................................17
          6.7  Litigation......................................17
          6.8  Contingent Liabilities..........................17
          6.9  Allowances for Loan Losses......................17
          6.10 Employee Plans..................................17
          6.11 Vote Required...................................18
          6.12 Accuracy of Information.........................18

ARTICLE 7......................................................18
COVENANTS OF THE PARTIES.......................................18
          7.1  Operation of Business...........................18
          7.2  Preservation of Business........................20
          7.3  Insurance.......................................20
          7.4  ABI Shareholder Approval........................20
          7.5  Property Transfers..............................20
          7.6  Argent Due Diligence............................20
          7.7  No Solicitation.................................21
          7.8  Affiliates......................................22
          7.9  Conduct of Business.............................22
          7.10 ABI and Assumption Bank Due Diligence...........22
          7.11 Regulatory Matters..............................23
          7.12 ArgentBank Shareholder Approval.................24
          7.13 Continuity of Business Enterprise...............24
          7.14 Election of Directors...........................25
          7.15 Indemnification and Liability Insurance.........25
          7.16 Employees.......................................25
          7.17 Benefit Plans...................................26
          7.18 Further Assurances..............................26
          7.19 Mutual Covenant of Best Efforts and Good
               Faith...........................................27
          7.20 Press Releases..................................27
          7.21 Consent of ArgentBank...........................27

ARTICLE 8......................................................27
CONDITIONS TO CLOSING..........................................27
          8.1  Conditions to Each Party's Obligations to
               Effect the Mergers..............................27
          8.2  Additional Conditions to Obligations of ABI
               and Assumption Bank to Effect the Mergers.......28
          8.3  Additional Conditions to Obligations of
               ArgentBank to Effect the Bank Merger............30

ARTICLE 9......................................................32
TERMINATION....................................................32
          9.1  Termination.....................................32
          9.2  Effect of Termination...........................33

ARTICLE 10.....................................................33
MISCELLANEOUS..................................................33
          10.1 Entire Agreement................................33
          10.2 Non-Survival of Representations and
               Warranties......................................33
          10.3 Headings........................................34
          10.4 Duplicate Originals.............................34
          10.5 Governing Law...................................34
          10.6 Successors: No Third Party Beneficiaries........34
          10.7 Modification; Assignment........................34
          10.8 Notice..........................................34
          10.9 Waiver..........................................35
          10.10 Costs, Fees and Expenses.......................35
          10.11 Severability...................................36


                             EXHIBITS

     Exhibit A Company Merger Agreement
     Exhibit B Bank Merger Agreement
     Exhibit C Tax Certificates
     Exhibit D Form of Affiliate Agreement
     Exhibit E Employment Terms and Conditions - Harold Templet
     Exhibit F Form of Tax Opinion

                   AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of the ____ day of _____________, 1996, is made by and among ASSUMPTION BANCSHARES, INC., Napoleonville, Louisiana, a Louisiana corporation ("ABI"), ASSUMPTION BANK & TRUST COMPANY, Napoleonville, Louisiana, a Louisiana state nonmember bank ("Assumption Bank"), and ARGENTBANK, Thibodaux, Louisiana, a Louisiana state nonmember bank ("ArgentBank").

     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of ABI with and into its wholly-owned subsidiary, Assumption Bank, and the subsequent merger of Assumption Bank, with and into ArgentBank and prescribe the terms and conditions of such mergers and the mode of carrying them into effect, which shall be as follows:

                          DEFINITIONS

     Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

     1.1 "ABI" means Assumption Bancshares, Inc., a corporation duly chartered on March 4, 1984, organized, and existing under and pursuant to the laws of the State of Louisiana; maintaining its principal place of business at
110 Franklin Street, Napoleonville, Assumption Parish, Louisiana; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

     1.2 "Agreement" means this Agreement and Plan of Merger by and among ABI, Assumption Bank, and ArgentBank and any amendments thereto. References to Articles, Sections, Schedules and the like refer to the Articles, Sections, Schedules and the like of this Agreement unless otherwise indicated.

     1.3 "ArgentBank" means ArgentBank, a state banking association, duly chartered on February 26, 1929, organized and existing under and pursuant to the laws of the State of Louisiana and maintaining its principal place of business at 203 West 2nd Street, Thibodaux, Lafourche Parish, Louisiana.

     1.4 "Assumption Bank" means Assumption Bank & Trust Company, a state banking association duly chartered on December 19, 1933, organized, and existing under and pursuant to the laws of the State of Louisiana and maintaining its principal place of business at 110 Franklin Street, Napoleonville, Assumption Parish, Louisiana.

     1.5 "Business Day" means a day on which ArgentBank is open for business and which is not a Saturday, Sunday or legal bank holiday.

     1.6  "FDIC"  means  the   Federal   Deposit   Insurance
Corporation, or any successor United States governmental agency which insures deposits of commercial banks.

     1.7 "FRB" means the Federal Reserve System represented by actions of its Board of Governors, having regulatory authority over bank holding companies, or any successor United States governmental agency performing the function of exercising such regulatory authority.

     1.8 "OFI" means the Office of Financial Institutions of the State of Louisiana having regulatory authority over ArgentBank and Assumption Bank or any successor Louisiana governmental agency exercising such regulatory authority.

     1.9 "Party" means ArgentBank, ABI, or Assumption Bank and "Parties" shall mean ArgentBank, ABI and Assumption
Bank.

     1.10 "Person"   means   any   individual,  corporation,
partnership,   joint   venture,   association,   joint-stock
company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.11 "SEC"   means   the   Securities    and   Exchange
Commission.


2   THE MERGERS AND RELATED MATTERS

     2.1  Mergers.

          (a) Simultaneously with the execution of this Agreement, ABI and Assumption Bank have entered into the Company Merger Agreement in the form attached hereto as Exhibit A (the "Company Merger Agreement"), pursuant to which ABI will, subject to the terms and conditions stated therein and herein, merge into Assumption Bank, which shall be the surviving association (the "Company Merger").

          (b) Simultaneously with the execution of this Agreement, Assumption Bank and ArgentBank have entered into the Bank Merger Agreement in the form attached hereto as Exhibit B (the "Bank Merger Agreement," and, together with the Company Merger Agreement, the "Merger Agreements"), pursuant to which Assumption Bank will, subject to the terms and conditions stated therein and herein, merge into ArgentBank, which shall be the surviving association (the "Bank Merger," and, together with the Company Merger, the "Mergers").

     2.2  The Closing.

          (a) The closing of the transactions contemplated herein (the "Closing") will take place, assuming satisfaction or waiver of each of the conditions set forth in Article 8 hereof, at the offices of ArgentBank, 203 West Second Street, Thibodaux, Louisiana 70301, at 10:00 a.m., local time, on a mutually agreeable date as soon as practicable following satisfaction of the conditions set forth in subparagraphs (a), (b) and (c) of Section 8.1 hereof, or if no date has been agreed to, on any date specified by any party to the others upon ten business days notice following satisfaction of such conditions.

          (b) At the Closing (i) ABI and Assumption Bank, on the one hand, and ArgentBank, on the other hand, shall each provide to the other such proof or other indication of satisfaction of the conditions set forth in Article 8 as the party whose obligations are conditioned upon such satisfaction may reasonably request, (ii) the certificates, letters and opinions required by Article 8 shall be delivered, (iii) the appropriate officers of the parties shall complete the execution, acknowledgment and delivery of the Merger Agreements and (iv) the parties shall take such further action as is required to consummate the transactions contemplated by this Agreement and the Merger Agreements.

     2.3 The Effective Date and Time. The Company Merger Agreement shall be filed and recorded with the Louisiana Secretary of State and the OFI as provided by law immediately following (or concurrently with) the Closing, and the Company Merger will be effective at the time specified in a certificate or other written record issued by the OFI. The Bank Merger Agreement shall be filed and recorded with the OFI as provided by law immediately following (or concurrently with) the Closing, and the Bank Merger will be effective at the time specified in a certificate or other written record issued by the OFI. It is the intent of the parties that the Company Merger shall be effected immediately prior to the Bank Merger. The date on which and the time at which the Bank Merger becomes effective are herein referred to as the "Effective Date" and the "Effective Time," respectively.

     2.4 Effects of the Mergers. The Company Merger shall have the effects specified in Section 115 of the Louisiana Business Corporation Law (the "LBCL") and Section 355 of the Louisiana Banking Laws (the "Banking Laws") and the Bank Merger shall have the effects specified in Section 355 of the Banking Laws.


3    CONVERSION OF STOCK

     3.1 Conversion of ABI Stock in Company Merger. On the Effective Date, by virtue of the Company Merger and without any action on the part of the holders thereof, each share of common stock, $5.00 par value, of ABI ("ABI Common Stock") outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and nonassessable share of common stock, par value $25.00 per share, of Assumption Bank ("Assumption Bank Common Stock"). All treasury shares of each of ABI and Assumption Bank and all issued and outstanding shares of Assumption Bank Common Stock owned by ABI shall be canceled.

     3.2  Conversion of Assumption Bank Common Stock in Bank
Merger.

          (a) Subject to Sections 3.2(b) and 3.2(c), on the Effective Date, by reason of the Bank Merger, each share of Assumption Bank Common Stock outstanding immediately following the Company Merger shall, in accordance with the election made or deemed to have been made by the holder thereof in accordance with the procedures set forth in
Section 3.3, be converted into (i) that number of shares of common stock, $.10 par value per share, of ArgentBank ("ArgentBank Common Stock") equal to (x) $21.5 million (the "Aggregate Merger Consideration Value") divided by the average of the closing sale prices of a share of ArgentBank Common Stock on the NASDAQ Stock Market for the forty days on which the NASDAQ Stock Market is open for trading preceding the fifth trading day immediately prior to the Effective Date (the "Average Market Price"), divided by (y) the number of outstanding shares of Assumption Bank Common Stock immediately following the Company Merger; provided that the formula set forth above shall be adjusted to take into account any change in the number of shares of ArgentBank Common Stock outstanding as a result of a stock split or stock dividend (as it may be so adjusted, the "Conversion Number"), or (ii) the right to receive $134.375 in cash (the "Cash Payment") ((i) and (ii) together, the "Merger Consideration"); provided that, any holder of 15 or fewer shares of Assumption Bank Common Stock ("De minimis Holdings") shall only be entitled to receive a Cash Payment for such shares, and holders of shares of Assumption Bank Common Stock as to which dissenter's rights have been perfected and not withdrawn or otherwise forfeited under
Section 376 of the Banking Laws or Section 131 of the LBCL shall not receive any shares of ArgentBank Common Stock for such shares, but shall instead be deemed to have made an election to receive Cash Payments for all of such shares.

          (b) The total Cash Payments that shall be made hereunder (including (i) the Cash Payments that holders of Assumption Bank Common Stock have elected, or have been deemed to have elected pursuant to Section 3.3(b)(i) to receive ("Elected Cash Payments"), (ii) the Cash Payments that have been made in exchange for De minimis Holdings,
(iii) the amount of cash paid in lieu of fractional shares pursuant to Section 3.3(h), and (iv) the amount of cash paid with respect to shares of Assumption Bank Common Stock ("Dissenting Shares") as to which dissenters rights have been perfected ("Total Cash Payments")) shall be limited to a maximum of $10,535,000 (the "Maximum Cash Number") and a minimum of $7,525,000 (the "Minimum Cash Number").

          (c) If the Total Cash Payments payable to holders of Assumption Bank Common Stock in the aggregate exceed the Maximum Cash Number, the Available Cash (as defined below) shall be allocated among such holders pro rata, determined by multiplying the number of shares for which each holder of Assumption Bank Common Stock has elected to receive an Elected Cash Payment times a fraction, the numerator of which shall be the Maximum Cash Number less the amount of
(i) Cash Payments that must be made in exchange for De minimis Holdings (ii) cash paid in lieu of fractional shares and (iii) cash paid with respect to Dissenting Shares, and the denominator of which shall be the total amount of Elected Cash Payments that holders of Assumption Bank Common Stock shall have elected to receive. The aggregate amount of cash available for all Cash Payments (the "Available Cash") shall be equal to the Maximum Cash Number. The number of shares of Assumption Bank Common Stock for which each holder shall be entitled to an Elected Cash Payment determined in accordance with the foregoing formula (such holder's "Pro Rata Share") shall then be multiplied by the amount of the Cash Payment to determine the total amount of cash such holder shall be entitled to receive. Each share of Assumption Bank Common Stock for which the holder has elected to receive an Elected Cash Payment in excess of such holder's Pro Rata Share shall be converted into shares of ArgentBank Common Stock in accordance with the provisions of
Section 3.2(a).

          (d) If the Total Cash payments payable to holders of Assumption Bank Common Stock in the aggregate is less than the Minimum Cash Number, the Available Shares (as defined below) shall be allocated to such holders pro rata determined by multiplying the number of shares for which each holder of Assumption Bank Common Stock has elected to receive ArgentBank Common Stock times a fraction, the numerator of which shall be the Available Shares, and the denominator shall be the total number of shares of Assumption Bank Common Stock for which holders have elected to receive shares of ArgentBank Common Stock. The Available Shares shall equal 104,000 shares. Each share of Assumption Bank Common Stock for which the holder has elected to receive ArgentBank Common Stock in excess of such holder's pro rata share as determined in accordance with the foregoing formula shall be converted into Cash Payments in accordance with the provisions of Section 3.2(a).

     3.3  Election Procedures  and  Exchange of Certificates
Representing Assumption Bank Common Stock.

          (a) Prior to or promptly after the Effective Date, Sun Trust Bank, Atlanta, Georgia, as the exchange agent (the "Exchange Agent"), will mail (the "Mailing Date") an election form and other appropriate transmittal materials as ArgentBank and Assumption Bank shall mutually agree ("Election Form") to each holder of record of Assumption Bank Common Stock permitting such holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to elect to receive the number of shares of ArgentBank Common Stock and/or Cash Payments as such holder desires pursuant to Section 3.2(a).

          (b)  In making and honoring elections pursuant  to
Section 3.2(a), the following rules shall apply:

               (i) A shareholder may elect to receive all cash, all stock or a combination of cash and stock in exchange for his or her shares of Assumption Bank Common Stock, subject to the provisions of Section 3.2 hereof. A shareholder who does not make an election by the Election Deadline (as defined below) will be deemed to have elected to receive either shares of ArgentBank Common Stock, or cash, at the option of ArgentBank, as the sole Merger Consideration for each of such holder's shares of Assumption Bank Common Stock.

               (ii)  The  term "Election Deadline" shall mean
5:00 p.m., local time on the 20th day following (but not including) the Mailing Date or such other date as ArgentBank and Assumption Bank shall mutually agree upon.

               (iii)  Any   election   to  receive  ArgentBank
Common Stock or Cash Payments shall have been properly made only if the Exchange Agent shall have actually received a properly completed election form by the Election Deadline.
An  election  form  will   be  properly  completed  only  if
accompanied by certificates (or customary affidavits and indemnities regarding the loss thereof) representing all shares of Assumption Bank Common Stock covered thereby.

               (iv) Any election form may be revoked or changed by the person submitted such election form to the
Exchange  Agent  at or prior to the Election Deadline.   The
Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

               (v) As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the aggregate Merger Consideration among Cash Payments and ArgentBank Common Stock in accordance with
Section   3.2,   and   shall   notify   ArgentBank   of  its
determination.

          (c) Within five (5) business days after the allocations described above, the Exchange Agent shall distribute ArgentBank Common Stock and/or Cash Payments as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of ArgentBank Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

          (d) After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of Assumption Bank Common Stock who surrendered such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of ArgentBank Common Stock and/or the amount of Cash Payments into which the aggregate number of shares of Assumption Bank Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and, if such holder's shares of Assumption Bank Common Stock have been converted into ArgentBank Common Stock, any other distribution theretofore paid with respect to the ArgentBank Common Stock issuable in the Bank Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Date of the Bank Merger represented Assumption Bank Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of ArgentBank Common Stock and/or the right to receive the amount of Cash Payments into which such Assumption Bank Common Stock shall have been converted.

          (e) After the Effective Date, there shall be no further transfer on the records of Assumption Bank of certificates representing Assumption Bank Common Stock and if such certificates are presented to Assumption Bank for transfer, they shall be cancelled against delivery of certificates of ArgentBank Common Stock and/or Cash Payments as hereinabove provided. Certificates surrendered for exchange by any person constituting an "affiliate" of ABI or Assumption Bank for purposes of Rule 145(c) under the Securities Act of 1933 (the "Securities Act") shall not be exchanged until ArgentBank has received a written agreement from such person as provided in Section 7.8 hereof. No dividends which have been declared will be remitted to any person entitled to receive shares of ArgentBank Common Stock under this Article III until such person surrenders the certificate or certificates representing Assumption Bank Common Stock, at which time such dividends shall be remitted to such person, without interest.

          (f) Neither the Exchange Agent nor any party to this Agreement shall be liable to any former holder of shares of ABI Common Stock or Assumption Bank Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. ArgentBank and the Exchange Agent shall be entitled to rely upon the stock transfer books of ABI and Assumption Bank to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which book shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock, ArgentBank and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by ArgentBank, the posting by such person of a bond in such reasonable amount as ArgentBank may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of ArgentBank Common Stock and/or cash, as appropriate, and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of ArgentBank Common Stock as provided above, deliverable in respect thereof pursuant to this Agreement.

          (h) No certificates or scrip representing fractional shares of ArgentBank Common Stock shall be issued upon the surrender for exchange of certificates for Assumption Bank Common Stock. In lieu of the issuance of any fractional share of ArgentBank Common Stock to which a holder of Assumption Bank Common Stock may be entitled (after aggregation of all fractional shares to which such holder is entitled) each such holder of Assumption Bank Common Stock shall be entitled to receive an amount in cash (without interest) equal to such fractional share multiplied by the Average Market Price as determined in accordance with
Section 3.2(a) hereof.


4   ACCOUNTING AND TAX MATTERS

    4.1  Accounting  Treatment.   It  is  intended  by  the
Parties hereto, that the Mergers will qualify  for  purchase
accounting   treatment  under  general  accepted  accounting
principles.

     4.2  Tax  Treatment.   It  is intended that the Mergers
will  qualify  as a reorganization  within  the  meaning  of
Section 368 of the Internal Revenue Code of 1986, as amended
(the "Code") for federal income tax purposes.

     4.3 Accounting and Tax Representations. Each Party hereto represents and warrants that the statements made with respect to it in the Tax Certificates attached hereto on Exhibit C and made a part hereof, are true and correct as of the date hereof and will be true and correct on the Effective Date.


5   REPRESENTATIONS  AND  WARRANTIES  OF  ABI AND ASSUMPTION
BANK

     ABI and Assumption Bank represent and warrant to ArgentBank that, except as set forth in the Schedule of Exceptions attached hereto:

     5.1 Organization and Authority. ABI's "Consolidated Group," as such term is used in this Agreement, consists of ABI and Assumption Bank. ABI is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended. Assumption Bank is a state chartered bank duly organized, validly existing and in good standing under the laws of the State of Louisiana. Each member of ABI's Consolidated Group has all requisite corporate power and authority to own and lease its properties and assets and to carry on its business as it is currently being conducted.

     5.2 Authorization. (a) The execution, delivery and performance of this Agreement by ABI and Assumption Bank and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of ABI and Assumption Bank. No other corporate proceedings on the part of ABI or Assumption Bank are necessary to authorize consummation of this Agreement, except for the approval of the transaction by ABI's and Assumption Bank's shareholders. Subject to such shareholder approvals and to such regulatory approvals as are required by law, and satisfaction of any conditions imposed in connection therewith, this Agreement is a valid and binding obligation of ABI and Assumption Bank enforceable against them in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court.

     (b) Neither the execution, delivery or performance of this Agreement by ABI or Assumption Bank, nor the consummation of the transactions contemplated hereby, will
(a) in any material respect violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ABI or Assumption Bank under any terms, conditions or provisions of
(i) ABI's or Assumption Bank's Charter or Bylaws or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which ABI or Assumption Bank is a party or by which ABI or Assumption Bank may be bound, or (b) violate in any material respect any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to ABI or Assumption Bank or any of its properties or assets.

     5.3 Capital Structure of ABI. As of the date hereof, the authorized capital of ABI consists solely of 1,000,000 shares of common stock, $5.00 par value per share, of which 160,000 shares are issued and outstanding and none are held in treasury. The outstanding shares of capital stock of ABI are validly issued and outstanding, fully paid and nonassessable. There are no outstanding options, conversion rights, warrants, calls, rights, commitments or agreements to issue any form of stock or other security of ABI, nor any outstanding obligations or commitments to purchase, redeem or otherwise acquire any outstanding shares of ABI Common Stock.

     5.4 Ownership of Other Banks. ABI does not own, directly or indirectly, five percent (5%) or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization except Assumption Bank. As of the date hereof, the authorized capital of Assumption Bank consists solely of 45,000 shares of common stock, $25.00 par value per share, of which one share of common stock is issued and outstanding. The outstanding share of capital stock of Assumption Bank is validly issued and outstanding, fully paid and, nonassessable and, is owned by ABI, free and clear of all liens, claims and encumbrances (except as provided in Section 262 of the Banking Laws).

     5.5 ABI Financial and Other Reports. ABI has made available to ArgentBank true and correct copies of (a) the consolidated balance sheets as of December 31, 1995, 1994 and 1993 of ABI and its consolidated subsidiaries and the related consolidated statements of income, changes in shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto (the "ABI Audited Financial Statements"), (b) the unaudited balance sheets as of September 30, 1996 and 1995 of ABI and its consolidated subsidiaries, and the related unaudited statements of income, changes in shareholders equity and cash flows for the nine-month periods then ended (the "ABI Unaudited Financial Statements, and together with the ABI Audited Financial Statements, the "ABI Financial Statements"), and (c) all correspondence between any member of the ABI Consolidated Group and the OFI, the FDIC, the FRB, the SEC and the Internal Revenue Service since January 1, 1996. The latest balance sheet forming part of the ABI Unaudited Financial Statements is referred to herein as the "ABI Latest Balance Sheet." ABI's Financial Statements (i) have been prepared in accordance with generally accepted accounting principles, consistently applied, and (ii) present fairly the consolidated results of operations of the ABI Consolidated Group for the periods covered thereby and the consolidated financial condition of the ABI Consolidated Group as of the dates thereof.

     5.6 No Material Adverse Change. Since the date of the ABI Latest Balance Sheet, there has been no event or condition of any character (whether actual, or to the knowledge of ABI or Assumption Bank, threatened or contemplated) that has had or can reasonably be anticipated to have a material adverse effect on the financial condition, results of operations, business or prospects of ABI or Assumption Bank, excluding changes in laws or regulations that affect banking institutions generally.

     5.7 Tax Liability. The amounts set up as liabilities for taxes in the ABI Latest Balance Sheet are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

     5.8 Tax Returns: Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of ABI or Assumption Bank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1995, and all returns filed are complete and accurate in all material respects and all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or investigations presently being conducted or, to the best knowledge of ABI and Assumption Bank, threatened, by any taxing authority and no material unpaid tax deficiencies or additional liabilities of any sort have been proposed to ABI or Assumption Bank by any state or federal governmental representative. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and ABI's reserves for bad debts at December 31, 1995, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Code.

     5.9 Litigation and Proceedings. Except as set forth on Schedule 5.9 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against ABI that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of ABI and Assumption Bank taken as a whole, and, to the best knowledge of ABI and Assumption Bank, no such litigation, proceeding or controversy has been threatened or is contemplated.

     5.10  Brokers'   or   Finders'  Fees.   Except  for  the
engagement of Chaffe & Associates, Inc. pursuant to the engagement letter dated as of May 28, 1996, as amended on October 8, 1996, a copy of which has been provided to ArgentBank, no agent, broker, investment banker, investment or financial advisor or other person acting on behalf of ABI or Assumption Bank or under their authority is entitled to any commission, broker's or finder's fee from any of the Parties hereto in connection with any of the transactions
contemplated by this Agreement.   The  aggregate  amount  of
consideration  to  be  paid  Chaffe  &  Associates,  Inc. in
connection   with  the  transactions  contemplated  by  this
Agreement shall not exceed $150,000.

     5.11 Contingent Liabilities. To the best knowledge of ABI and Assumption Bank, except as disclosed on Schedule
5.11 hereto or as reflected in the ABI Latest Balance Sheet and except in the case of Assumption Bank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of the date hereof neither ABI nor Assumption Bank has any obligation or liability of any nature (contingent or otherwise) except as may have been incurred or may have arisen since the date of the ABI Latest Balance Sheet in the ordinary course of business consistent with past practices, and that was not material individually or in the aggregate or could not reasonably be expected to result in any such material obligation or liability.

     5.12  Title to Assets; Adequate Insurance Coverage.

     Except as described on Schedule 5.12:

          (a) On the date of the ABI Latest Balance Sheet, ABI and Assumption Bank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected on the ABI Latest Balance Sheet, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected on the ABI Latest Balance Sheet or which secure deposits of public funds as required by law; (ii) liens for taxes accrued by not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the ABI Latest Balance Sheet, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. ABI and Assumption Bank own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by ABI or Assumption Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by ArgentBank in such lease of such property.

          (b) With respect to each lease of any real property or a material amount of personal property to which ABI or Assumption Bank is a party, except for financing leases in which ABI or Assumption Bank is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have been due and payable thereunder have been paid; (iii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Mergers will not constitute a default or a cause for termination or modification of such lease.

          (c) Neither ABI nor Assumption Bank has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

          (d) ABI and Assumption Bank maintain in force insurance policies and bonds in such amounts and against such liabilities and hazards as are considered adequate for institutions of their size and type operating similar properties and businesses in the State of Louisiana.

     5.13  Deposits.   All  deposits   of   Assumption   Bank
reflected on the ABI Latest Balance Sheet were created for good, valuable and adequate consideration in accordance with prudent business standards and in substantial compliance with all laws, regulations and rules, and the accounts or evidence of ownership of accounts are genuine, valid and enforceable in accordance with their written terms. Neither ABI nor Assumption Bank has agreed to any modification or extension of accounts or account terms or otherwise made any agreements regarding such accounts except as disclosed in writing on the books and records of Assumption Bank; and ABI and Assumption Bank have no knowledge of any claim of ownership to any account other than as shown on the written ownership records of Assumption Bank for each account, and ABI and Assumption Bank have no knowledge of any alleged improper or wrongful withdrawal or payment of any such account.

     5.14  Loans.    To  the  best  knowledge  of   ABI   and
Assumption Bank, each loan reflected as an asset of ABI on the ABI Latest Balance Sheet, (a) was, at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business of ABI and Assumption Bank, (b) is evidenced by genuine notes, agreements or other evidence of indebtedness and (c) to the extent secured, have been secured by valued liens and security interests which have been perfected. Except as set forth in Schedule 5.14 hereto, there are no outstanding loans held by Assumption Bank with an unpaid balance of $25,000 or more in which a material default has occurred. A material default for purposes of this Section 5.14 includes, without limitation, the failure to pay indebtedness or an installment thereof more than sixty (60) days after it is due and payable.

     5.15 Allowance for Loan Losses. The allowances for loan losses shown on the ABI Latest Balance Sheet are adequate in all material respects in accordance with GAAP to provide for possible losses, net of recoveries, relating to
loans   previously   charged  off,  on   loans   outstanding
(including accrued interest receivable) as of the date of the ABI Latest Balance Sheet.

     5.16  Investments.  Except for investments classified as
held-to-maturity   as   prescribed   under   the   Financial
Accounting Standards Board Statement Number 115, and pledges to secure public or trust deposits, none of the investments reflected on the ABI Latest Balance Sheet under the heading "Investment Securities", and none of the investments made by ABI or Assumption Bank since such date, and none of the assets reflected on the ABI Latest Balance Sheet under the heading "Cash and Due From Assumption Bank," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of ABI or Assumption Bank freely to dispose of such investment at any time. With respect to all repurchase agreements to which ABI or Assumption Bank is a party, ABI or Assumption Bank, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of debt secured by such collateral under such agreement.

     5.17  Commitments and Contracts.  Except as disclosed on
Schedule 5.17 hereto, neither ABI nor Assumption Bank is a party to any of the following (whether written or oral):

          (a) Any employment contract (including any obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by ABI or Assumption Bank);

          (b) Any plan or contract providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant; or

          (c) Any contract not made in the ordinary course of business containing covenants which limit the ability of ABI or Assumption Bank to compete in any line of business or with any person or which involves any restriction of the geographical area in which, or method by which, ABI or Assumption Bank may carry on its respective business (other than as may be required by law or applicable regulatory authorities).

     5.18 Employee Plans. ABI, Assumption Bank, and all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by ABI or Assumption Bank:

          (a) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

          (b) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

     5.19  Plan  Liability.   Except  for  liabilities to the
Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under
Section 4971 of the Code, all of which have been fully paid, neither ABI nor Assumption Bank has any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code.

     5.20  Vote   Required.   The  affirmative  vote  of  the
holders of at least two-thirds of the voting power present, is the only vote of the shareholders of ABI necessary to approve this Agreement and related transactions contemplated
hereby.   The  affirmative  vote of the holders of at  least
two-thirds of the total voting power is the only vote of the shareholders of Assumption Bank necessary to approve this Agreement and related transactions contemplated hereby.

     5.21 Environmental Matters. (a) To the best knowledge of each, ABI and Assumption Bank are, and have been, in compliance with all applicable federal, state and local laws, regulations, rules and decrees pertaining to pollution or protection of the environment ("Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42
U.S.C.    6901 et seq., the Louisiana Environmental Quality
Act, La. R.S. 30:2001 et seq., or any similar federal, state or local law, except for such instances of non-compliance that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of ABI and Assumption Bank.

     (b) To the best knowledge of each, all property owned, leased, operated or managed by ABI or Assumption Bank, or in which ABI or Assumption Bank has any interest, including any mortgage or security interest ("Business Property"), and all businesses and operations conducted on any of the Business Property (whether by ABI or Assumption Bank, a mortgagor, or any other person), are, and have been, in compliance with all applicable Environmental Laws, except for such instances of non-compliance that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of ABI or Assumption Bank.

     (c) To the best knowledge of each, there is no judicial, administrative, arbitration or other similar proceeding pending or threatened before any court, governmental agency, authority or other forum in which ABI or Assumption Bank or any prior owner of any Business Property has been or, with respect to threatened matters, is threatened to be named as a party relating to (i) alleged noncompliance with any applicable Environmental Law or (ii) the release or threatened release into the environment of any Hazardous Substance (as defined below), and relating to any of the Business Property, except for such proceedings pending or threatened that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of ABI or Assumption Bank, and to the knowledge of each there is no reasonable basis for any such proceeding. The term "Hazardous Substance" means any pollutant, contaminant, or toxic or hazardous substance, chemical, or waste defined, listed or regulated by an Environmental Law (and specifically shall include, but not be limited to, asbestos, polychlorinated biphenyls, and petroleum and petroleum products).

     (d) To the best knowledge of each, there has been no release or threatened release of a Hazardous Substance in, on, under, or affecting any of its Business Property, except such release or threatened release that is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of ABI or Assumption Bank.

     5.22 Accuracy of Information. To the best of ABI's and its officers' and directors' knowledge, all information furnished by ABI or Assumption Bank to ArgentBank pursuant to this Agreement is accurate, and ABI has not omitted to disclose any information which is or would be material to this Agreement.

     5.23 Compliance with Laws and Contracts. To the best of ABI's and its officers' and directors' knowledge, neither ABI nor Assumption Bank is in violation in any material respect of any laws, regulations, or agreements to which it is a party nor has either failed to file any material reports required by any governmental or other regulatory body.

     5.24 Information for Registration and Proxy Statements. None of the information supplied or to be supplied by ABI's
Consolidated  Group  for  inclusion  in   the   Registration
Statement, Proxy Statement or any other documents to be filed with the FDIC or any regulatory agency in connection with the transactions contemplated hereby will, as amended or supplemented at the time the Registration Statement becomes effective, at the time the Proxy Statement is mailed to ABI and ArgentBank shareholders, and at the time of filing of such other documents, respectively, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under
which  they  were  made,  not  misleading.   All  documents,
financial statements, or other information or materials which ABI's Consolidated Group shall provide for filing with the FDIC and any regulatory agency in connection with the Mergers will comply with generally accepted accounting principles.

6  ARGENTBANK'S REPRESENTATIONS AND WARRANTIES

     ArgentBank represents and warrants to ABI that, except as set forth in the Schedule of Exceptions attached hereto:

     6.1 Organization and Authority. ArgentBank is a state chartered bank duly incorporated, validly existing and in good standing under the laws of the State of Louisiana and has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is currently being conducted.

     6.2 Authorization. (a) The execution, delivery and performance of this Agreement by ArgentBank and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of ArgentBank. No other corporate proceedings on the part of ArgentBank are necessary to authorize consummation of this Agreement except for the approval of the Agreement by
ArgentBank's shareholders. Subject to such shareholder approval and to such regulatory approvals as are required by law, and satisfaction of any conditions imposed in connection therewith, this Agreement is a valid and binding obligation of ArgentBank enforceable against ArgentBank in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court.

     (b) Neither the execution, delivery or performance of this Agreement by ArgentBank, nor the consummation of the transactions contemplated hereby, will (a) in any material respect violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ArgentBank under any terms, conditions or provisions of (i) ArgentBank's Charter or Bylaws or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which ArgentBank is a party or by which ArgentBank may be bound, or (b) violate in any material respect any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to ArgentBank or any of its properties or assets.

     6.3 Capital Structure of ArgentBank. As of the date hereof, the authorized capital of ArgentBank consists solely of 10,000,000 shares of common stock, $0.10 par value per share, of which 5,863,668 shares are issued and outstanding and none are held in treasury. The outstanding shares of capital stock of ArgentBank are validly issued and outstanding, fully paid and nonassessable. The shares of ArgentBank Common Stock to be issued in connection with the Bank Merger pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable; and free and clear of all liens, claims and encumbrances, or any preemptive or similar rights (except as provided in Section 262 of the Banking Laws).

     6.4 ArgentBank Financial and Other Reports. ArgentBank has made available to ABI true and correct copies of (a) the balance sheets as of December 31, 1995, 1994 and 1993 of ArgentBank and the related statements of income, changes in shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto (the "ArgentBank Audited Financial Statements"), (b) the unaudited balance sheets as of September 30, 1996 and 1995 of ArgentBank and the related unaudited statements of income, changes in shareholders equity and cash flows for the nine-month periods then ended (the "ArgentBank Unaudited Financial Statements, and together with the ArgentBank Audited Financial Statements, the "ArgentBank Financial Statements"), and (c) all correspondence between ArgentBank and the OFI, the FDIC, the SEC and the Internal Revenue Service since January 1, 1996. The latest balance sheet forming part of the ArgentBank Unaudited Financial Statements is referred to herein as the "ArgentBank Latest Balance Sheet." ArgentBank`s Financial Statements (i) have been prepared in accordance with generally accepted accounting principles, consistently applied, and (ii) present fairly the results of operations of ArgentBank for the periods covered thereby and the financial condition of ArgentBank as of the dates thereof.

     6.5 No Material Adverse Change. Since September 30, 1996, there has been no event or condition of any character (whether actual, or to the knowledge of ArgentBank, threatened or contemplated) that has had or can reasonably be anticipated to have a material adverse effect on the financial condition, results of operations, business or prospects of ArgentBank excluding changes in laws or regulations that affect banking institutions generally.

     6.6 Loans. To the best knowledge of ArgentBank, each loan reflected as an asset of ArgentBank on the unaudited balance sheet as of September 30, 1996 of ArgentBank (the "ArgentBank Latest Balance Sheet") (a) was, at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business of ArgentBank, (b) is evidenced by genuine notes, agreements or other evidence of indebtedness and (c) to the extent secured, have been secured by valued liens and security interests which have been perfected.

     6.7 Litigation. Except as disclosed on Schedule 6.7 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of ArgentBank and its subsidiaries taken as a whole, and, to the best knowledge of ArgentBank, no such litigation, proceeding or controversy has been threatened or is contemplated.

     6.8 Contingent Liabilities. To the best knowledge of ArgentBank, except as disclosed on Schedule 6.8 hereto or as reflected in the ArgentBank Latest Balance Sheet and for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of the date hereof ArgentBank has no obligation or liability of any nature (contingent or otherwise) except as may have been incurred or may have arisen since the date of the ArgentBank Latest Balance Sheet in the ordinary course of business consistent with past practices, that was not material individually or in the aggregate or could not reasonably be expected to result in any such material obligation or liability.

     6.9 Allowances for Loan Losses. The allowances for loan losses shown on the ArgentBank Latest Balance Sheet are adequate in all material respects in accordance with GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date of the ArgentBank Latest Balance Sheet.

     6.10  Employee   Plans.    ArgentBank,   each   of   its
subsidiaries and all "employee benefit plans," as defined in
Section 3(3) of ERISA, that cover one or more employees employed by ArgentBank or any of its subsidiaries:

          (a) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

          (b) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes; regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise or permit or governmental authorization, and is subject to no agreement or written understanding with any such governmental authorities with respect to its assets or business.

     6.11  Vote  Required.    The  affirmative  vote  of  the
holders of at least two-thirds of the voting power present is the only vote of the shareholders of ArgentBank necessary
to   approve  the  Bank  Merger  and  related   transactions
contemplated hereby.

     6.12  Accuracy   of   Information.    To   the  best  of
ArgentBank's and its officers' and directors' knowledge, all information furnished by ArgentBank to ABI and Assumption Bank pursuant to this Agreement is accurate, and ArgentBank has not omitted to disclose any information which is or would be material to this Agreement.

     6.13 Information for Registration and Proxy Statements. None of the information supplied or to be supplied by ArgentBank for inclusion in the Registration Statement, Proxy Statement or any other documents to be filed with the FDIC or any regulatory agency in connection with the
transactions  contemplated  hereby  will,  as   amended   or
supplemented at the time the Registration Statement becomes effective, at the time the Proxy Statement is mailed to ABI and ArgentBank shareholders, and at the time of filing of such other documents, respectively, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under
which  they  were  made,  not  misleading.   All  documents,
financial statements, or other information or materials which ArgentBank shall provide for filing with the FDIC and any regulatory agency in connection with the Mergers will comply with generally accepted accounting principles.

7   COVENANTS OF THE PARTIES

     7.1 Operation of Business. Between the date hereof and the Effective Date, or until the termination of this Agreement, each member of the ABI Consolidated Group covenants and agrees that it will operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations and rules; and without the prior written consent of ArgentBank, it will not:

          (a) Amend or otherwise change its respective articles of incorporation or bylaws, as each such document is in effect on the date hereof;

          (b) Issue or sell, or authorize for issuance or sale, the shares of ABI or Assumption Bank or any additional shares of any class of capital stock of ABI or Assumption Bank (except to the extent required in order to effect the Company Merger or the Bank Merger as contemplated herein);

          (c) Issue, grant, or enter into any subscription, option, warrant, right, convertible security, or other agreement or commitment of any character obligating ABI or Assumption Bank to issue securities;

          (d) Declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock except for (i) dividends on ABI Common Stock to be payable in December 1996 for fiscal 1996 not exceeding $1.10 per share and corresponding dividends on Assumption Bank Common Stock, and (ii) if the closing shall not have occurred by June 30, 1997, dividends for fiscal 1997 in accordance with ABI's past practices and corresponding dividends on Assumption Bank Common Stock;

          (e)  Redeem,  purchase,   or   otherwise  acquire,
directly   or   indirectly,   any   of  its  capital   stock
respectively;

          (f) Authorize any capital expenditure(s) which, individually or in the aggregate, exceed $20,000;

          (g) Extend any new loan, credit, lease, or other type of financing which individually exceeds $100,000 or renew any such type of financing which individually exceeds $150,000 and does not meet Assumption Bank's loan policy requirements;

          (h) Except in the ordinary course of business, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any assets of ABI or Assumption Bank; provided, however, any investments in Assumption Bank's securities portfolio which mature prior to the Effective Date shall be invested in U.S. Treasury securities with a maturity of two (2) years or less;

          (i)  Excluding   normal   and   customary  banking
transactions, incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto;

          (j) Impose, or suffer the imposition, on any share of Assumption Bank Common Stock held by ABI, of any material lien, charge, or encumbrance, or permit any such lien to exist;

          (k)  Establish   or   add  any  automated   teller
machines or branch or other banking offices;

          (l) Acquire (by merger, consolidation, lease or other acquisition of stock, ownership interests or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing except to the extent required in order to effect the Mergers as contemplated herein and except in the ordinary course of business in connection with foreclosures or similar actions;

          (m) Enter into, extend, or renew any lease for office or other space;

          (n) Except as required by law, enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any officer, employee or representative of ABI or Assumption Bank except for the payment by Assumption Bank of fiscal 1996 year-end bonuses to its employees consistent with past practices and not to exceed in the aggregate $50,000;
          (a) Grant any increase in compensation to any director, officer, or employee or representative of ABI or Assumption Bank except in the ordinary course of business consistent with past practice;

          (a) Take any action with respect to the grant or payment of any severance or termination pay;

          (a) Take any action or omit to take any action which would cause any of ABI's or Assumption Bank's representations or warranties to be untrue or misleading in any material respect or any covenant of ABI or Assumption Bank under this Agreement incapable of being performed; or

          (a) Agree in writing or otherwise to do any of the foregoing.

     7.2 Preservation of Business. Between the date hereof and the Effective Date, ABI will, and will cause Assumption Bank to, use its best efforts to preserve its existing business and to keep its business organization intact, including its present relationships with its employees and customers and others having business relations with it.

     7.3  Insurance.  Pending the Closing, each  of  ABI and
Assumption   Bank  shall  maintain  in  effect  its  current
insurance policies and bonds.

     7.4 ABI Shareholder Approval. ABI will (i) take all steps necessary to call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of approving this Agreement, the Merger Agreements and the transactions contemplated hereby and for such other purposes as may be necessary or desirable, and
(ii) cooperate and consult with ArgentBank with respect to each of the foregoing matters. ABI, as the sole shareholder of Assumption Bank, shall approve this Agreement and the Company Merger Agreement.

     7.5 Property Transfers. At the Closing or from time to time following the Closing, as and when requested by ArgentBank and to the extent permitted by Louisiana law, the officers and directors of ABI and Assumption Bank last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to ArgentBank title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of ABI and Assumption Bank, and otherwise to carry out the purposes of this Agreement.

     7.6  Argent Due Diligence.

          (a) In order to afford ArgentBank access to such information as it may reasonably deem necessary to perform any due diligence review with respect to ABI and Assumption Bank, each of ABI and Assumption Bank shall, upon reasonable notice, afford ArgentBank and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments, loan files, litigation files and records (including, but not limited to, the minutes of the Boards of Directors of ABI and Assumption Bank and all committees thereof), and to the extent consistent with applicable law, furnish promptly to ArgentBank such information as ArgentBank may reasonably request to perform such review. No member of the ABI Consolidated Group shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or other person, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b) All information furnished by any member of the ABI Consolidated Group shall be treated as the sole property of the party furnishing the information until consummation of the Mergers contemplated hereby. If this Agreement is terminated prior to the Effective Date, ArgentBank shall return, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from ABI's Consolidated Group or their employees, agents or representatives, in connection with the transactions contemplated hereby and shall destroy any work papers, analyses or other materials prepared based on such information, and for a period of two years following such termination ArgentBank shall use its best efforts to keep such information confidential, not disclose such information to any other person or entity except as may be required by law, and not use such information (including any work papers, analyses and other materials prepared by it in reliance upon such information) in its business for any competitive or other commercial purpose and shall use its best efforts to cause its employees, agents and representatives to do the same, provided, however, the obligation to keep such information confidential shall not apply to any information which (a) ArgentBank can establish by convincing evidence was already in its possession prior to the disclosure thereof by ABI or Assumption Bank, (b) was then generally in the public domain through no fault of ArgentBank, or (c) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality.

     7.7 No Solicitation. Prior to the Effective Date, neither ABI nor Assumption Bank shall authorize or knowingly permit any of their officers, directors, employees, representatives, agents or other persons controlled by ABI or Assumption Bank to directly or indirectly, solicit or initiate inquiries or proposals with respect to, or, hold any discussions or negotiations with, or provide any information to, any persons, entity or group concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or similar transactions involving, directly or indirectly, ABI or Assumption Bank except as contemplated by this Agreement; provided, however, that nothing contained in this Agreement shall be deemed to prohibit any officer or director of ABI or Assumption Bank from taking any action that counsel to ABI or Assumption Bank has advised in writing is required to discharge his or her fiduciary duties to ABI or Assumption Bank or their shareholders, a copy of which advise shall be furnished to AgentBank. ABI and Assumption Bank shall instruct each officer, director, employee, agent, representative or affiliate of it to refrain from doing any of the above, and ABI and Assumption Bank shall immediately notify ArgentBank of the identity and terms of any such inquiries or proposals received by, or if any such negotiations or discussions are sought to be initiated with, ABI or Assumption Bank.

     7.8 Affiliates. ABI, Assumption Bank and ArgentBank shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of ABI or Assumption Bank within the meaning of Rule 145(c) or Rule 144 (as applicable) under the Securities Act. ABI and Assumption Bank shall use its best efforts to cause each person so identified to deliver to ArgentBank, not later than thirty (30) days prior to the Effective Date, a written agreement in substantially the form set forth in Exhibit D attached hereto.

     7.9 Conduct of Business. ArgentBank agrees to operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations, and rules; but nothing herein shall be construed as limiting or restricting ArgentBank in its assets, liability, or capital structure or limiting any action of ArgentBank or its affiliates, nor shall anything in this Agreement be construed as limiting the future number and amount of outstanding shares of ArgentBank stock pending consummation of the transactions contemplated hereby; provided however, that ArgentBank shall not, and shall instruct its executive officers, directors, and control persons and any affiliates of any of the foregoing not to, effect any transactions in ArgentBank Common Stock in violation of Rule 10b-6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise for the purpose, or with the effect, of manipulating the trading price of Argent Bank Common Stock.

     7.10  ABI and Assumption Bank Due Diligence.

          (a) In order to afford ABI and Assumption Bank access to such information as it may reasonably deem necessary to perform any due diligence review with respect to ArgentBank, ArgentBank shall, upon reasonable notice, afford ABI and Assumption Bank and their officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments, loan files, litigation files and records (including, but not limited to, the minutes of the Board of Directors of ArgentBank and all committees thereof), and to the extent consistent with applicable law, furnish promptly to ABI and Assumption Bank such information as ABI and Assumption Bank may reasonably request to perform such review. ArgentBank shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or other person, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b) All information furnished by ArgentBank shall be treated as the sole property of the party furnishing the information until consummation of the Mergers contemplated hereby. If this Agreement is terminated prior to the
Effective Date, ABI and Assumption Bank shall return, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from ArgentBank or its employees, agents or representatives, in connection with the transactions contemplated hereby and shall destroy any work papers, analyses or other materials prepared based on such information, and for a period of two years following such termination ABI and Assumption Bank shall use their best efforts to keep such information confidential, not disclose such information to any other person or entity except as may be required by law, and not use such information (including any work papers, analyses and other materials prepared by it in reliance upon such information) in its business for any competitive or other commercial purpose and shall use their best efforts to cause its employees, agents and representatives to do the same, provided, however, the obligation to keep such information confidential shall not apply to any information which
(a) ABI and Assumption Bank can establish by convincing evidence was already in its possession prior to the disclosure thereof by ArgentBank, (b) was then generally in the public domain through no fault of ABI and Assumption Bank, or (c) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality.

     7.11  Regulatory Matters.

          (a) ArgentBank shall prepare and file a registration statement with the securities and corporate practices division of the FDIC (the "Registration Statement"), including a joint proxy statement (the "Proxy Statement") to be filed with the SEC and mailed to the ABI and ArgentBank shareholders in connection with the meetings to be called to consider this Agreement and the Merger Agreements, as soon as reasonably practicable following the date of this Agreement. The Registration Statement shall comply in all material respects with the requirements of the Securities Act, the rules and regulations promulgated thereunder and other applicable federal and state laws and ArgentBank will use its best efforts to cause the Registration Statement to be declared effective as soon as practicable, to qualify the ArgentBank Common Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby.

          (b) ArgentBank will use its best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including those required by the FDIC, the FRB and the OFI.

          (c) ABI's Consolidated Group shall cooperate in preparing the Registration Statement and the Proxy Statement, and will promptly furnish all such data and information relating to it as ArgentBank may reasonably request for the purpose of including such data and information in the Registration Statement.

          (d) ArgentBank will indemnify and hold harmless each member of the ABI Consolidated Group, each of its directors, each of its officers and each person, if any, who controls ABI within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the Securities Act, any state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred, promptly as they are incurred, by such person in connection with investigating or defending any such action or claim; provided, however, that ArgentBank shall not be liable in any case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon or in conformity with information furnished to ArgentBank by or on behalf of the ABI Consolidated Group for use therein.

          (e)  Promptly  after  receipt  by  an  indemnified
party under subparagraph (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against ArgentBank under such subparagraph, notify ArgentBank in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify ArgentBank of the commencement thereof, ArgentBank shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from ArgentBank to such indemnified party of its election so to assume the defense thereof, ArgentBank shall not be liable to such indemnified party under such subparagraph for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party; provided, however, if ArgentBank elects not to assume such defense or counsel for the indemnified parties advises in writing that there are material substantive issues which raise conflicts of interest between ArgentBank or ABI and one or more of the indemnified parties, such indemnified parties may retain counsel satisfactory to them, and ArgentBank shall pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received.

     7.12  ArgentBank Shareholder Approval.  ArgentBank  will
(i) take all steps necessary to call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of approving this Agreement, the Bank Merger Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable, and (ii) cooperate and consult with ABI with respect to each of the foregoing matters.

     7.13  Continuity  of  Business Enterprise.   It  is  the
present intention of ArgentBank to continue at least one significant historic business line of Assumption Bank,
namely,   financial   services,   and  to  use  at  least  a
significant portion of Assumption Bank's  historic  business
assets   in  a  business  within  the  meaning  of  Treasury
Regulation Section 1.368-1(d).

     7.14 Election of Directors. For a period of not less than two (2) years after the Effective Date, ArgentBank shall nominate and recommend at least one (1) former member of the Board of Directors of Assumption Bank to serve as director of ArgentBank.

     7.15  Indemnification and Liability Insurance.

          (a) From and after the Effective Date, ArgentBank shall indemnify, defend, and hold harmless the former directors, officers, employees and agents of ABI (each such director, officer, employee or agent referred to as an "ABI Indemnified Party") against all losses, claims, damages or liabilities, joint, several or solidary, and any action or other proceeding in respect thereof, to which the ABI Indemnified Parties or any of them become subject, arising out of actions or omissions occurring at or prior to the Effective Date (including the transactions contemplated by this Agreement) to the full extent permitted under Louisiana Law or by ABI's Articles of Incorporation and Bylaws as in effect on the date hereof. ArgentBank further agrees to honor the indemnity agreements between ABI or Assumption Bank and each of the individuals listed on Schedule 7.15(a) hereto.

          (b) From and after the Effective Date, ArgentBank shall indemnify, defend, and hold harmless the former directors, officers, employees and agents of Assumption Bank (each such director, officer, employee or agent referred to as an "Assumption Bank Indemnified Party") against all losses, claims, damages or liabilities, joint, several or solidary, and any action or other proceeding in respect thereof, to which Assumption Bank Indemnified Parties or any of them become subject, arising out of actions or omissions occurring at or prior to the Effective Date (including the transactions contemplated by this Agreement) to the full extent permitted under Louisiana Law or by Assumption Bank's Articles of Incorporation and Bylaws as in effect on the date hereof.

          (c) ABI shall pay the insurance premium required for an extension of the existing directors and officer's liability insurance policy of ABI and Assumption Bank, respectively, covering persons who are currently covered by such insurance for a "discovery" period of three (3) years after the Effective Date on terms generally no less favorable than those in effect on the date of this Agreement, provided the total of such premium shall not exceed $24,675.

     7.16 Employees. ArgentBank shall not be obligated to retain in any capacity any of ABI's or Assumption Bank's officers, directors, or employees or to pay any stipulated
compensation to any employees.   ArgentBank shall employ Mr.
Harold  F.  Templet  for  the  term,  and   subject  to  the
provisions, set forth on Exhibit E. If within nine months following the Effective Date, ArgentBank terminates the employment without cause, or relocates to an office more than 40 miles from the place of such person's employment on the Effective Date, or reduces to less than 30 hours per week the working hours, of any former employee of ABI or Assumption Bank and such former employee thereafter resigns, ArgentBank shall pay such person severance benefits in accordance with Schedule 7.16(a) hereof, and in amounts based  on  such  person's  salary  on  the  Effective  Date.
ArgentBank   will   make   reasonable  efforts  to  maintain
compensation levels for any  retained personnel commensurate
with the employees'      experience  and qualifications, and
in   accordance  with  ArgentBank's  salary   administration
program.   With  regard to any retained employee, ArgentBank
shall be free of any  obligation to honor any past agreement
of ABI or Assumption Bank  to  such  person.   Within ninety
(90) days after the Effective Date, ArgentBank shall pay to former Assumption Bank employees any amounts owed in lieu of accrued personal days through the last day of fiscal 1996. Prior to the Effective Date, Assumption Bank shall amend its policy so as not to accrue any further amounts owed in lieu of accrued personal days after December 31, 1996.

     7.17  Benefit Plans.

          (a) ABI's and Assumption Bank's group health and life benefit plan will be continued through the Effective Date of the Mergers. Thereafter, all retained employees will be eligible to participate in ArgentBank's group health and life benefit plan based on the provisions in the plan. The ninety (90) day employment period will be waived for eligible retained employees in accordance with ArgentBank's plan. ArgentBank will waive pre-existing medical conditions for health insurance purposes as to all retained personnel, provided such pre-existing medical conditions were covered at Closing under ABI's group health benefit plan.

          (b) ArgentBank will merge the Retirement Plan for Employees of Assumption Bank into the ArgentBank Pension Plan in accordance with the Code treasury regulation Section 1.414(1)-1(d) before the expiration of the transition period described in Section 410(b)(6)(C) of the Code.

          (c) From and after the Effective Date, ArgentBank will, subject to compliance with applicable legal and regulatory requirements, provide coverage for all Assumption Bank employees under all ArgentBank employee benefit plans for which they are eligible, as soon as practicable after the Effective Date. All prior years of service of Assumption Bank employees will be counted for vesting and eligibility purposes (including eligibility for early retirement benefits under the ArgentBank Pension Plan) under all applicable ArgentBank employee benefit plans to the extent permitted by applicable law. Any Assumption Bank employee who, immediately prior to the Effective Date, is covered by or is a participant in an Assumption Bank employee benefit plan listed on Schedule 7.17(c) hereto, shall, at the Effective Date, be covered by or participate in the comparable ArgentBank employee benefit plan if a comparable plan otherwise is maintained by ArgentBank and if the eligibility requirements of the ArgentBank plan are met.

          (d) Each of ABI and Assumption Bank shall notify its respective employees of the terms of this Agreement as it affects and/or relates to them and for complying with any applicable laws regarding such notices.

     7.18  Further Assurances.   Subject  to  the  terms  and
conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws
and   regulations  to  consummate  and  make  effective  the
transactions contemplated by this Agreement.  In case at any
time  after   the  Effective  Date  any  further  action  is
necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

     7.19 Mutual Covenant of Best Efforts and Good Faith. The Parties mutually covenant and agree with each other that
they  will  use  their  best  efforts   to   consummate  the
transactions herein contemplated and that they will act and deal with each other in good faith as to this Agreement and all matters arising from or related to it.

     7.20 Press Releases. ABI and ArgentBank shall consult with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit either party, following notification to the other, from making any disclosures which its counsel deems necessary to conform with requirements of law or the rules of the National Association of Securities Dealers Automated Quotation System.

     7.21  Consent of ArgentBank.   To  the  extent  that any
member of the ABI Consolidated Group is required to obtain the written consent of a representative of ArgentBank prior to taking any action, such request shall be made in writing and ArgentBank shall provide a prompt written response to such written request for consent, provided, however, any such written response required pursuant to Section 7.1(g) shall be provided within seven days of receipt by ArgentBank of such written request. Any failure to provide a prompt written response shall be deemed to evidence the consent of ArgentBank to the action that is the subject of the written request for consent.


8     CONDITIONS TO CLOSING

     8.1 Conditions to Each Party's Obligations to Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the following conditions at or prior to the Closing:

          (a)  Shareholder Approval.  This Agreement and the
Merger Agreements shall have been approved by the requisite vote of the holders of the outstanding shares of ABI, Assumption Bank and AgentBank Common Stock.

          (b) Regulatory Approvals. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled, including the passage of any waiting period; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this Agreement shall have been received; and the terms of all requisite orders, consents and approvals shall then permit the effectuation of the transactions contemplated by this Agreement without the imposition of any material conditions with respect thereto except for any such conditions that are acceptable to ArgentBank, subject to the provisions of Section 10.10 hereof.

          (c) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order, and all state securities and blue sky permits or approvals required to consummate the transactions contemplated by this Agreement shall have been received.

          (d) No Restraining Action. No action or proceeding shall have been threatened or instituted before a court or other governmental body to restrain or prohibit the transactions contemplated by the Merger Agreements or this Agreement or to obtain damages or other relief in connection with the execution of such agreements or the consummation of the transactions contemplated hereby or thereby.

          (e) Tax Opinion. ArgentBank and Assumption Bank shall have received an opinion of Watkins Ludlam & Stennis, P.A. substantially to the effect set forth in Exhibit F hereto.

     8.2 Additional Conditions to Obligations of ABI and Assumption Bank to Effect the Mergers. The obligations of ABI and Assumption Bank to effect the Mergers shall be subject to the following additional conditions at or prior to the Closing:

          (a) Representations and Warranties. The representations and warranties of ArgentBank set forth in this Agreement shall be true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality in which case such representation or warranty shall be true and correct) as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by ABI.

          (b) Performance of Obligations. ArgentBank shall have performed in all material respects all obligations and complied with all covenants required by it under this Agreement prior to the Closing and ArgentBank shall deliver at Closing appropriate certificates setting forth such.

          (c) No Material Adverse Change. There shall not have occurred any material adverse change from the date of this Agreement to the Closing Date in the financial condition, results of operations or business of ArgentBank and its subsidiaries taken as a whole.

          (d) Fairness Opinion. ABI and Assumption Bank shall have received a letter from Chaffe & Associates, Inc., or another financial advisor selected by Assumption Bank, dated within five (5) days of the date of the mailing of the Proxy Statement to its shareholders to the effect that the terms of the Mergers are fair to its shareholders from a financial point of view.

          (e) Legal Opinion. An opinion of Watkins Ludlam & Stennis, P.A., counsel to ArgentBank, shall be delivered to ABI dated the Closing Date and in form and substance reasonably satisfactory to ABI and its counsel to the effect that:

               i. ArgentBank is a Louisiana banking corporation, duly organized and validly existing and in good standing under the laws of the State of Louisiana, and has corporate authority to own, lease and operate its properties and to carry on its business as presently conducted by it;

               ii. ArgentBank has corporate authority to make, execute and deliver this Agreement, it has been duly authorized and approved by all necessary corporate action of ArgentBank and has been duly executed and delivered and is as of the Closing Date enforceable against it, subject,
however,   to   bankruptcy,   insolvency  and  similar  laws
affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general;

               iii. All required regulatory approvals have been obtained;

               iv.   To   such   counsel's  knowledge   after
inquiry, there is no litigation or proceeding pending or threatened against ArgentBank relating to the participation in or consummation of this Agreement by ArgentBank and consummation will not violate the charter or bylaws of ArgentBank or any material contract or agreement to which it is a party;

               v. All shares of ArgentBank Common Stock to be issued pursuant to the Mergers have been duly authorized and, when issued pursuant to the Merger Agreements, will be validly and legally issued, fully paid and non-assessable and will be, at the time of their delivery, free and clear of all liens, claims, and encumbrances, preemptive or similar rights (except as provided in Section 262 of the Banking Laws).

               vi. The Registration Statement has become effective, and to such counsel's knowledge, no stop order suspending its effectiveness has been issued nor have any proceedings for that purpose been instituted;

               vii.   The  Registration  Statement   and  each
amendment  or  supplement  thereto,  as  of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration
Statement   which  are  not  filed  as  required;  it  being
understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in or omitted from the Registration Statement or the Proxy Statement; and

               viii. Such counsel has participated in several conferences with representatives of the parties of this Agreement and their respective accountants and counsel in
connection  with  the  preparation   of   the   Registration
Statement and the Proxy Statement to be filed in connection with the transactions contemplated by this Agreement and have considered the matters required to be stated therein and the statements contained therein, and based on the
foregoing   (in   certain  circumstances   relying   as   to
materiality on the  opinions of officers and representatives of the parties to this Agreement) nothing has come to the attention of such counsel that would lead them to believe that such Registration Statement or the Proxy Statement, as
amended  or  supplemented  if   it   has   been  amended  or
supplemented, at the time it became effective and as amended or supplemented, (in the case of the Registration Statement)
or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case
for  the  financial   statements  and  other  financial  and
statistical data included therein, as to which no opinion need be rendered).

     As to matters of fact, counsel to ArgentBank may rely, to the extent they deem appropriate, upon certificates of officers of ArgentBank, provided, such certificates are delivered to ABI and Assumption Bank prior to the Closing Date or attached to the opinion of counsel.

     (f) Director Actions. ArgentBank's directors shall have unanimously voted as directors in favor of this Agreement and the Bank Merger Agreement, and unanimously recommended to its shareholders the approval of this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and such other matters as may have been submitted to its shareholders in connection with this Agreement.

     8.3 Additional Conditions to Obligations of ArgentBank to Effect the Bank Merger. The obligations of ArgentBank to effect the Bank Merger shall be subject to the following additional conditions at or prior to the Closing:

          (a) Representations and Warranties. The representations and warranties of ABI and Assumption Bank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representation or warranty is qualified by materiality in which case such representation or warranty shall be true and correct) and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by ArgentBank.

          (b) Performance of Obligations. ABI and Assumption Bank shall have performed in all material respects all obligations and complied with all covenants required by it under this Agreement prior to the Closing and ABI shall deliver at Closing appropriate certificates setting forth such.

          (c) No Material Adverse Change. There shall not have occurred any material adverse change from the date of this Agreement to the Closing Date in the financial condition, results of operations or business of ABI and its subsidiaries taken as a whole.

          (d) Legal Opinion. An Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel to ABI and Assumption Bank, shall be delivered to ArgentBank dated the Closing Date, and in form and substance reasonably satisfactory to ArgentBank to the effect that:

               i. ABI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana, and has corporate authority to own, lease and operate its properties and to carry on its business as presently conducted by it;

               ii. Assumption Bank is a Louisiana banking corporation, duly organized and validly existing and in good standing under the laws of the State of Louisiana, and has corporate authority to own, lease and operate its properties and to carry on its business as presently conducted by it;

               iii. ABI and Assumption Bank have corporate authority to make, execute and deliver this Agreement, it has been duly authorized and approved by all necessary corporate action of ABI and Assumption Bank and has been duly executed and delivered and is as of the Closing Date enforceable against each of them, subject, however, to
bankruptcy,  insolvency  and  similar   laws  affecting  the
enforcement of creditors' rights generally and to the availability of equitable remedies in general;

               iv.   To   such  counsel's   knowledge   after
inquiry, there is no litigation or proceeding pending or threatened against ABI or Assumption Bank relating to the participation in or consummation of this Agreement by ABI or Assumption Bank and consummation will not violate the charter or bylaws of ABI or Assumption Bank or any material contract or agreement to which either of them is a party;

               v. Such counsel has participated in several conferences with representatives of the parties of this Agreement and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement to be filed in connection with the transactions contemplated by this Agreement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinions of officers and representatives of the parties to this Agreement) nothing has come to the attention of such counsel that would lead them to believe that such Registration Statement or the Proxy Statement, as amended or supplemented if it has been amended or supplemented, at the time it became effective and as amended or supplemented, (in the case of the Registration Statement) or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered).

     As to matters of fact, counsel to ABI and Assumption Bank may rely, to the extent they deem appropriate, upon certificates of officers of ABI and Assumption Bank, provided, such certificates are delivered to ArgentBank prior to the Closing Date or attached to the opinion of counsel.

     (e) Director Actions. ABI's directors shall have, subject to the provisions of Section 7.7 hereof, unanimously voted as directors in favor of approving this Agreement and the Merger Agreements, and unanimously recommended to the ABI shareholders the approval of this Agreement, the Merger Agreements and the transactions contemplated hereby and such other matters as may have been submitted to the shareholders in connection with this Agreement. A majority of ABI's Board of Directors shall also have voted the shares of ABI Common Stock held by them in favor of this Agreement and the Merger Agreements, and shall not have intentionally, openly and publicly undertaken or participated in any concerted overt efforts against the transactions contemplated hereby.

ARTICLE 9   TERMINATION

     9.1  Termination.   This  Agreement  may be terminated,
either before or after approval by the shareholders of ABI, Assumption Bank and AgentBank as follows:

          (a) Mutual Consent. At any time on or prior to the Effective Date, by the mutual consent in writing of a majority of the members of each of the Board of Directors of the Parties hereto;

          (B)  Expiration   of   Time.   By  the  Board   of
Directors of ArgentBank in writing or by the Board of Directors of ABI in writing, if the Mergers shall have not become effective on or before June 30, 1997, unless the absence of such occurrence shall be due to the failure of the Party seeking to terminate this Agreement to perform each of its obligations under this Agreement required to be performed by it on or prior to the Effective Date;

          (c) Breach of Representation, Warranty or Covenant. By either Party hereto, in the event of a breach by the other Party (a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching Party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the Party committing such breach, or
(ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching Party's performance of this Agreement.

          (d) Regulatory Approval. By either Party hereto, at any time after the FRB, FDIC, or OFI has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Mergers or imposed any condition for the approval thereof not acceptable to ArgentBank as provided in Section 8.1(b) hereof and the time-period for all appeals or requests for reconsideration thereof has run, or if a United States District Court shall rule upon application of the Department of Justice after a full trial on the merits or a decision on the merits based on a stipulation of facts that the transactions contemplated by this Agreement violate the antitrust laws of the United States.

          (e)  Shareholder   Approval.   By   either   Party
hereto, if this Agreement and the Merger Agreements are not approved by the required vote of shareholders of ABI, Assumption Bank or ArgentBank.

          (f) Dissenters. By ArgentBank, if holders of ten percent (10%) or more of the outstanding ABI Common Stock exercise statutory rights of dissent and appraisal in connection with the approval of this Agreement and the Merger Agreements.

          (g)  Price of ArgentBank Common Stock.

               (i) By ABI or Assumption Bank, if the Average
Market  Price  of  ArgentBank Common Stock on the  Effective
Date, exceeds $23.00; or

               (ii)  By  ArgentBank,  if  the Average Market
Price of ArgentBank Common Stock on the Effective Date, is less than $15.00.

          (h)  Fiduciary  Out.   By ABI's Board of Directors
in accordance with Section 7.7 hereof upon payment of the expenses referenced in Section 10.10(b) hereof.

     9.2 Effect of Termination. In the event of termination of this Agreement by any party as provided above, the Merger Agreements shall also terminate and this Agreement, and the Merger Agreements shall forthwith become void and except as provided in Sections 7.6(b), 7.10(b), 7.11(d) and 10.10 hereof, there shall be no further liability on the part of any party hereto or any of their respective officers or directors.


ARTICLE 10  MISCELLANEOUS

     10.1  Entire  Agreement.   This  Agreement  embodies the
entire understanding of the Parties in relation to the subject matter herein and supersede all prior understandings or agreements, oral or written, between the Parties hereto.

     10.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Date, or the earlier termination of this Agreement pursuant to Article 9 hereof. Except as provided in Section 10.10 hereof, each party hereby agrees that its sole right and remedy with respect to any breach of a representation or a warranty by the other party shall be to not consummate the transactions described herein if such breach results in the nonsatisfaction of a condition set forth in Section 8.2 or 8.3 hereof, provided, however, that the foregoing shall not be deemed a waiver of any claim for intentional misrepresentation or fraud.

     10.3 Headings. The headings and subheadings in this Agreement, except the terms identified for definition in
Article 1 and elsewhere in this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     10.4  Duplicate   Originals.   This  Agreement  may   be
executed in any number of duplicate originals, any one of which when fully executed by all Parties shall be deemed to be an original without having to account for the other originals.

     10.5 Governing Law. This Agreement and the rights and obligations hereunder shall be governed and construed by the laws of the State of Louisiana.

     10.6  Successors:  No  Third Party  Beneficiaries.   All
terms and conditions of this Agreement shall be binding on the successors and assigns of ABI and ArgentBank. Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than ABI and ArgentBank any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions contained herein, it being the intention of the Parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of ABI and ArgentBank and for the benefit of no other person.

     10.7  Modification;  Assignment.   No amendment or other
modification  of  any  part  of  this  Agreement   shall  be
effective except pursuant to a written agreement subscribed by the duly authorized representatives of all of the Parties
hereto.   After  approval  of  this  Agreement  by  the  ABI
shareholders, this Agreement may not be amended to change the amount of consideration to be delivered to the ABI shareholders without further approval of such amendment by
such  shareholders.   This Agreement  may  not  be  assigned
without the express written consent of both Parties.

     10.8 Notice. Any notice, request, demand, consent, approval or other communication to any Party hereof shall be effective when received and shall be given in writing, and delivered in person against receipt thereof, or sent by certified mail, postage prepaid or courier service or facsimile at its address set forth below or at such other address as it shall hereafter furnish in writing to the others. All such notices and other communications shall be deemed given on the date received by the addressee or its agent.

               ABI and Assumption Bank
               Assumption Bancshares, Inc.
               110 Franklin Street
               Post Office Box 398
               Napoleonville, Louisiana 70390-0398
               Attn: Joseph H. Montero
               Fax Number: (504) 369-7993

               Copy to: Jones, Walker, Waechter, Poitevent,
                          Carrere & Denegre, L.L.P.
                        201 St. Charles Ave., Suite 5100
                        New Orleans, Louisiana 70170
                        Attn: W. Philip Clinton, Esq.
                        Fax Number: (504) 582-8012

                            ArgentBank
               ArgentBank
               203 W. Second Street (70301)
               Post Office Box 819
               Thibodaux, Louisiana 70302-0819
               Attn: Randall E. Howard
               Fax Number: (504) 447-0579

               Copy to: Watkins Ludlam & Stennis, P.A.
                        633 North State Street (39202)
                        P. O. Box 427
                        Jackson, MS 39205-0427
                        Attn: Carl J. Chaney, Esq.
                        Fax Number: (601) 949-4804

     10.9  Waiver.   ABI   and  ArgentBank  may  waive  their
respective   rights,  powers  or   privileges   under   this
Agreement; provided that such waiver shall be in writing; and further provided that no failure or delay on the part of ABI or ArgentBank to exercise any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by ABI or ArgentBank under the terms of this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

     10.10  Costs, Fees and Expenses.

          (a) Except as set forth below, each Party hereto agrees to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants, counsel and financial advisors. ArgentBank will be responsible for preparing the applications, regulatory filings and registration and proxy statement necessary to obtain regulatory and shareholder approval of the Mergers and the issuance of the ArgentBank common stock. ABI will be responsible for all costs related to conducting its shareholders' meetings and obtaining its shareholders' approval of the Mergers.

          (b) In recognition of the fact that ArgentBank will bear the bulk of the expense in preparing for regulatory approvals, if the shareholders of ABI or Assumption Bank fail to approve the transaction because of action taken by an officer or director of ABI or Assumption Bank upon opinion of counsel pursuant to Section 7.7, ABI shall pay all reasonable third party out of pocket expenses incurred by ArgentBank in connection with the Mergers.

          (c) In the event that ArgentBank terminates this Agreement pursuant to Section 8.1(b) because of the imposition of a material condition to the approval of the transaction contemplated hereby by any regulatory or governmental authority which requires a divestiture or other antitrust or anticompetitive condition, that is not acceptable to ArgentBank, ArgentBank shall pay all reasonable third party out of pocket expenses incurred by ABI and Assumption Bank in connection with the Mergers.

     10.11  Severability.   If any provision of this Agreement
is invalid or unenforceable then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties hereto.

     IN WITNESS WHEREOF, the Parties hereto have caused this
Agreement   to   be   executed   by  their  duly  authorized
representatives as of the date first above written.

                              ASSUMPTION BANCSHARES, INC.


                              By:

                              Name: JOSEPH H. MONTERO, II
Attest:                       Title:   PRESIDENT & CEO





                              ASSUMPTION BANK & TRUST COMPANY


                              By:

                              Name:  JOSEPH H. MONTERO, II
                              Title:    PRESIDENT & CEO

Attest:

                              ARGENTBANK



                              By:

                              Name:  RANDALL E. HOWARD
                              Title:    PRESIDENT

Attest:

                            EXHIBIT A


                     COMPANY MERGER AGREEMENT

     This Company Merger Agreement (the "Company Merger Agreement") is made and entered into as of the ____ day of __________, 1996, between Assumption Bank & Trust Company, Napoleonville, Louisiana, a Louisiana state nonmember bank ("Assumption Bank") and Assumption Bancshares, Inc., Napoleonville, Louisiana, a Louisiana corporation ("ABI").

                           WITNESSETH:

     WHEREAS, Assumption Bank and ABI (collectively, the "Constituent Corporations") and their respective Boards of Directors deem it advisable that ABI be merged with and into its wholly-owned subsidiary, Assumption Bank, (the "Company Merger") pursuant to the provisions of the Louisiana Business Corporation Law (the "LBCL") and the Louisiana Banking Laws (the "Banking Laws") and upon the terms and conditions hereinafter set forth and in the Plan (as hereinafter defined); and

     WHEREAS, the Constituent Corporations and ArgentBank, Thibodaux, Louisiana, a Louisiana state nonmember bank ("ArgentBank") have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Plan") (the defined terms in which are used herein as defined therein) setting forth certain representations, warranties, covenants and conditions relating to the Company Merger and relating to the merger of Assumption Bank into ArgentBank (the "Bank Merger");

     NOW THEREFORE, in consideration of their mutual promises and obligations, the Constituent Corporations hereby make, adopt and approve this Company Merger Agreement and prescribe the terms and conditions of the Company Merger and the mode of carrying the Company Merger into effect as follows:

                           ARTICLE ONE

                        The Company Merger

     Upon the terms and subject to the conditions hereinafter set forth, on the Effective Date (as defined in Article Two hereof) ABI shall be merged into Assumption Bank, which shall be the surviving association and the separate existence of ABI shall cease.

                           ARTICLE TWO

                     Effective Date and Time

     The Company Merger shall be effective on the date and time specified by the Office of Financial Institutions of the State of Louisiana ("OFI") in a Certificate of Merger or other written record issued by the OFI (such time and date being herein referred to as the "Effective Time" and the "Effective Date", respectively).

                          ARTICLE THREE

              Conversion and Cancellation of Shares

     On the Effective Date, by virtue of the Company Merger and without any action on the part of the holders thereof, each share of common stock, $5.00 par value, of ABI ("ABI Common Stock") outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and nonassessable share of common stock, par value $25.00 per share, of Assumption Bank ("Assumption Bank Common Stock"). All treasury shares of each of ABI and Assumption Bank and all issued and outstanding shares of Assumption Bank Common Stock owned by ABI shall be canceled.

                           ARTICLE FOUR

                    Effects of Company Merger

     The Company Merger  shall have the effects set forth in
Section 115 of the LBCL and  in  Section  355 of the Banking
Laws.

                           ARTICLE FIVE

                Filing of Company Merger Agreement

     If this Company Merger Agreement is approved by the shareholders of ABI and Assumption Bank, then the fact of such approval shall be certified hereon by the Secretary or Assistant Secretary of the Constituent Corporations, and this Company Merger Agreement, as approved and certified, shall be signed and acknowledged by the President or Vice President of each of the Constituent Corporations. Thereafter, a multiple original of this Company Merger Agreement, so certified, signed and acknowledged, shall be delivered to the Louisiana Secretary of State and the OFI for filing and recordation in the manner required by law and thereafter, as soon as practicable (but not later than the time required by law), a copy of the Certificate of Merger issued by the Louisiana Secretary of State shall be filed for record in the office of the recorder of mortgages for the parishes of Lafourche and Assumption and shall also be recorded in the conveyance records for the parishes of Lafourche and Assumption and any other parish in which any of the Constituent Corporations owns real property on the Effective Date of the Company Merger, and a copy of the OFI Certificate of Merger along with a multiple original of this Company Merger Agreement shall be filed for record with the Louisiana Secretary of State and in the office of the recorder of mortgages for the parishes of Lafourche and Assumption.

                           ARTICLE SIX

                          Miscellaneous

     The obligations of the Constituent Corporations to effect the Company Merger shall be subject to all of the terms and conditions of the Plan. At any time prior to the Effective Date, this Company Merger Agreement may be terminated pursuant to the terms and provisions of the Plan.

     IN WITNESS WHEREOF, this Company Merger Agreement is signed by a majority of the Directors of each of the Constituent Corporations as of the day first above written.

                              ASSUMPTION BANCSHARES, INC.
                              By  a Majority of its Board of
                              Directors


                              ASSUMPTION BANK & TRUST COMPANY
                              By a Majority of its Board  of
                              Directors
                EXECUTION BY BANK AND CORPORATION


     Considering the approval of this Company Merger Agreement by the shareholders of Assumption Bank & Trust Company and Assumption Bancshares, Inc., as certified above, this Company Merger Agreement is executed by such banking association and corporation, respectively, acting through their respective Presidents, as of the _____ day of __________________, 199__.


                                   ASSUMPTION BANK & TRUST COMPANY

                                   BY:

                                   ________________, President

ATTEST:

____________________, Secretary


                                 ASSUMPTION    BANCSHARES, INC.

                                   BY:

                                   _____________________, President

ATTEST:

__________________, Secretary

                       ACKNOWLEDGMENT AS TO
                 ASSUMPTION BANK & TRUST COMPANY


STATE OF LOUISIANA

PARISH OF _____________

     BEFORE ME, the undersigned authority, personally came and appeared _____________________________, who, being duly sworn, declared and acknowledged before me that he is the President of Assumption Bank & Trust Company and that in such capacity he was duly authorized to and did execute the foregoing Company Merger Agreement on behalf of such banking association, for the purposes therein expressed and as his and such banking association's free act and deed.




                              ___________________, Appearer


     SWORN to and subscribed before me this _____ day of _____________, 199__.




                              NOTARY PUBLIC

My Commission Expires:

________________________________

                       ACKNOWLEDGMENT AS TO
                   ASSUMPTION BANCSHARES, INC.


STATE OF LOUISIANA

PARISH OF _____________________

     BEFORE ME, the undersigned authority, personally came and appeared _________________________________, who, being duly sworn, declared and acknowledged before me that he is the President of Assumption Bancshares, Inc. and that in such capacity he was duly authorized to and did execute the foregoing Company Merger Agreement on behalf of such corporation, for the purposes therein expressed and as his and such corporation's free act and deed.




                              _____________________,
Appearer

     SWORN to and subscribed before me this _____ day of ______________, 1997.




                              NOTARY PUBLIC

My Commission Expires:

________________________________

                   ASSUMPTION  BANCSHARES, INC.

                    SECRETARY'S CERTIFICATE TO
                     COMPANY MERGER AGREEMENT


     I,  __________________________,   the   duly   elected,
qualified and acting Secretary of Assumption Bancshares, Inc., a Louisiana corporation ("ABI"), hereby certify that the foregoing Company Merger Agreement was, in the manner required by law, duly approved, without alteration or amendment, by at least two-thirds of the voting power present of ABI.

     IN WITNESS WHEREOF, I have hereunto subscribed my hand as of the ____ day of __________________, 199__.




                              _________________________,
Secretary

                 ASSUMPTION BANK & TRUST COMPANY

                    SECRETARY'S CERTIFICATE TO
                     COMPANY MERGER AGREEMENT


     I, _______________________, the duly elected, qualified
and acting Secretary of Assumption Bank & Trust Company, a Louisiana banking corporation ("Assumption Bank"), hereby certify that the Company Merger Agreement was, in the manner required by law, duly approved, without alteration or amendment, by the sole shareholder of Assumption Bank & Trust Company.

     IN WITNESS WHEREOF, I have hereunto subscribed my hand as of the _____ day of _________________, 199___.



                              __________________________,
Secretary

                            EXHIBIT B

                      BANK MERGER AGREEMENT

     This Bank Merger Agreement (the "Bank Merger Agreement") is made and entered into as of the ____ day of _________, 1996, between ArgentBank, Thibodaux, Louisiana, a Louisiana state nonmember bank ("ArgentBank") and Assumption Bank & Trust Company, Napoleonville, Louisiana, a Louisiana state nonmember bank ("Assumption Bank").

                           WITNESSETH:

     WHEREAS, ArgentBank and Assumption Bank (collectively, the "Constituent Banks") and their respective Boards of Directors deem it advisable that Assumption Bank be merged with and into ArgentBank (the "Bank Merger") pursuant to the provisions of the Louisiana Banking Laws (the "Banking Laws") and upon the terms and conditions hereinafter set forth and in the Plan (as hereinafter defined); and;

     WHEREAS, ArgentBank, the Assumption Bank and Assumption Bancshares, Inc., Napoleonville, Louisiana, a Louisiana corporation ("ABI") have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Plan") (the defined terms in which are used herein as defined therein) setting forth certain representations, warranties, covenants and conditions relating to the Bank Merger and relating to the merger of ABI into Assumption Bank (the "Company Merger");

     NOW THEREFORE, in consideration of their mutual promises and obligations, the Constituent Banks hereby make, adopt and approve this Bank Merger Agreement and prescribe the terms and conditions of the Bank Merger and the mode of carrying the Bank Merger into effect as follows:

                           ARTICLE ONE

                         The Bank Merger

     Upon the terms and subject to the conditions hereinafter set forth, on the Effective Date (as defined in Article Two hereof) Assumption Bank shall be merged into ArgentBank which shall be the surviving association and the separate existence of Assumption Bank shall cease.

                           ARTICLE TWO

                     Effective Date and Time

     The Bank Merger shall be effective on the date and time specified by the Office of Financial Institutions of the State of Louisiana ("OFI") in a Certificate of Merger or other written record issued by the OFI (such time and date being herein referred to as the "Effective Time" and the "Effective Date", respectively).

                          ARTICLE THREE

              Conversion and Cancellation of Shares

     (a) Subject to paragraphs (b) and (c) below, on the Effective Date, by reason of the Bank Merger, each share of Assumption Bank Common Stock outstanding immediately following the Company Merger shall, in accordance with the election made or deemed to have been made by the holder thereof in accordance with the procedures set forth in
Section 3.3 of the Plan, be converted into (i) that number of shares of common stock, $.10 par value per share, of ArgentBank ("ArgentBank Common Stock") equal to (x) $21.5 million (the "Aggregate Merger Consideration Value") divided by the average of the closing sale prices of a share of ArgentBank Common Stock on the NASDAQ Stock Market for the forty days on which the NASDAQ Stock Market is open for trading preceding the fifth trading day immediately prior to the Effective Date (the "Average Market Price"), divided by
(y) the number of outstanding shares of Assumption Bank Common Stock immediately following the Company Merger; provided that the formula set forth above shall be adjusted to take into account any change in the number of shares of ArgentBank Common Stock outstanding as a result of a stock split or stock dividend (as it may be so adjusted, the "Conversion Number"), or (ii) the right to receive $134.375 in cash (the "Cash Payment") ((i) and (ii) together, the "Merger Consideration"); provided that, any holder of 15 or fewer shares of Assumption Bank Common Stock ("De minimis Holdings") shall only be entitled to receive a Cash Payment for such shares, and holders of shares of Assumption Bank Common Stock as to which dissenter's rights have been perfected and not withdrawn or otherwise forfeited under
Section 376 of the Banking Laws or Section 131 of the LBCL shall not receive any shares of ArgentBank Common Stock for such shares, but shall instead be deemed to have made an election to receive Cash Payments for all of such shares.

     (b) The total Cash Payments that shall be made hereunder (including (i) the Cash Payments that holders of Assumption Bank Common Stock have elected, or have been deemed to have elected pursuant to Section 3.3(b)(i) of the Plan to receive ("Elected Cash Payments"), (ii) the Cash Payments that have been made in exchange for De minimis Holdings, (iii) the amount of cash paid in lieu of fractional shares pursuant to Section 3.3(h) of the Plan, and (iv) the amount of cash paid with respect to shares of Assumption Bank Common Stock ("Dissenting Shares") as to which dissenters rights have been perfected ("Total Cash Payments")) shall be limited to a maximum of $10,535,000 (the "Maximum Cash Number") and a minimum of $7,525,000 (the "Minimum Cash Number").

     (c) If the Total Cash Payments payable to holders of Assumption Bank Common Stock in the aggregate exceed the Maximum Cash Number, the Available Cash (as defined below) shall be allocated among such holders pro rata, determined by multiplying the number of shares for which each holder of Assumption Bank Common Stock has elected to receive an Elected Cash Payment times a fraction, the numerator of which shall be the Maximum Cash Number less the amount of
(i) Cash Payments that must be made in exchange for De minimis Holdings (ii) cash paid in lieu of fractional shares and (iii) cash paid with respect to Dissenting Shares, and the denominator of which shall be the total amount of Elected Cash Payments that holders of Assumption Bank Common Stock shall have elected to receive. The aggregate amount of cash available for all Cash Payments (the "Available Cash") shall be equal to the Maximum Cash Number. The number of shares of Assumption Bank Common Stock for which each holder shall be entitled to an Elected Cash Payment determined in accordance with the foregoing formula (such holder's "Pro Rata Share") shall then be multiplied by the amount of the Cash Payment to determine the total amount of cash such holder shall be entitled to receive. Each share of Assumption Bank Common Stock for which the holder has elected to receive an Elected Cash Payment in excess of such holder's Pro Rata Share shall be converted into shares of ArgentBank Common Stock in accordance with the provisions of paragraph (a) above.

     (d) If the Total Cash payments payable to holders of Assumption Bank Common Stock in the aggregate is less than the Minimum Cash Number, the Available Shares (as defined below) shall be allocated to such holders pro rata determined by multiplying the number of shares for which each holder of Assumption Bank Common Stock has elected to receive ArgentBank Common Stock times a fraction, the numerator of which shall be the Available Shares, and the denominator shall be the total number of shares of Assumption Bank Common Stock for which holders have elected to receive shares of ArgentBank Common Stock. The Available Shares shall equal 104,000 shares. Each share of Assumption Bank Common Stock for which the holder has elected to receive ArgentBank Common Stock in excess of such holder's pro rata share as determined in accordance with the foregoing formula shall be converted into Cash Payments in accordance with the provisions of paragraph (a) above.

                           ARTICLE FOUR

                      Effects of Bank Merger

     The Bank Merger  shall  have  the  effects set forth in
Section 355 of the Banking Laws. Upon the Effective Date, each branch office maintained by Assumption Bank as a branch office immediately before the Bank Merger becomes effective, shall become a branch office of ArgentBank.

                           ARTICLE FIVE

                    Filing of Merger Agreement

     If this Bank Merger Agreement is approved by the shareholders of Assumption Bank and ArgentBank, then the fact of such approval shall be certified hereon by the Secretary or Assistant Secretary of the Constituent Banks, and this Bank Merger Agreement, as approved and certified, shall be signed and acknowledged by the President or Vice President of each of the Constituent Banks. Thereafter, a multiple original of this Merger Agreement, so certified, signed and acknowledged, shall be delivered to the OFI for filing and recordation in the manner required by law; and thereafter, as soon as practicable (but not later than the time required by law), a copy of the Certificate of Merger issued by the OFI along with a multiple original of this Bank Merger Agreement shall be filed for record with the Louisiana Secretary of State and in the office of the recorder of mortgages for the parishes of Lafourche and Assumption.

                           ARTICLE SIX

                          Miscellaneous

     The obligations of the Constituent Banks to effect the Bank Merger shall be subject to all of the terms and conditions of the Plan. At any time prior to the Effective Date, this Bank Merger Agreement may be terminated pursuant to the terms and provisions of the Plan.

     IN WITNESS WHEREOF, this Bank Merger Agreement is signed by a majority of the Directors of each of the Constituent Banks as of the day first above written.

ARGENTBANK
By a Majority of its Board of Directors

____________________________________
________________________________________

____________________________________
________________________________________

____________________________________
________________________________________

____________________________________
________________________________________

____________________________________
________________________________________

____________________________________
________________________________________

____________________________________
________________________________________

____________________________________
________________________________________

____________________________________
________________________________________

____________________________________
________________________________________

____________________________________
________________________________________

(consisting of a majority
of its Directors)
________________________________________



                         ASSUMPTION BANK & TRUST COMPANY
                         By  a  Majority  of  Its  Board  of
                         Directors


__________________________________________

__________________________________________

__________________________________________

__________________________________________

__________________________________________

__________________________________________

__________________________________________

__________________________________________

__________________________________________

__________________________________________

__________________________________________

__________________________________________

__________________________________________

consisting of a majority of its Directors)

                        EXECUTION BY BANKS


     Considering the approval of this Bank Merger Agreement by the shareholders of Assumption Bank & Trust Company and by the shareholders of ArgentBank, as certified above, this Bank Merger Agreement is executed by such banking associations acting through their respective Presidents, as of the _____ day of _________________, 199__.


                              ARGENTBANK

                              BY:

                                   _____________________,President

ATTEST:

_________________, Secretary

                               ASSUMPTION BANK & TRUST COMPANY

                              BY:

                                   __________________, President

ATTEST:

_________________, Secretary

                       ACKNOWLEDGMENT AS TO
                            ARGENTBANK


STATE OF LOUISIANA

PARISH OF _________________

     BEFORE ME, the undersigned authority, personally came and appeared ______________, who, being duly sworn, declared and acknowledged before me that he is the President of ArgentBank and that in such capacity he was duly authorized to and did execute the foregoing Bank Merger Agreement on behalf of such banking association, for the purposes therein expressed and as his and such banking association's free act and deed.

                              _______________________,Appearer

     SWORN to and subscribed before me this _____ day of _______________, 199__.

                              NOTARY PUBLIC

My Commission Expires:

________________________________

                       ACKNOWLEDGMENT AS TO
                 ASSUMPTION  BANK & TRUST COMPANY


STATE OF LOUISIANA

PARISH OF ___________________

     BEFORE ME, the undersigned authority, personally came and appeared ______________, who, being duly sworn, declared and acknowledged before me that he is the President of Assumption Bank & Trust Company and that in such capacity he was duly authorized to and did execute the foregoing Bank Merger Agreement on behalf of such banking association, for the purposes therein expressed and as his and such banking association's free act and deed.


                              _____________________,Appearer

     SWORN to and subscribed before me this _____ day of ___________, 199__.

                              NOTARY PUBLIC

My Commission Expires:

________________________________

                 ASSUMPTION BANK & TRUST COMPANY

         SECRETARY'S CERTIFICATE TO BANK MERGER AGREEMENT


     I, _____________________, the duly elected, qualified and acting Secretary of Assumption Bank & Trust Company, a Louisiana state nonmember bank ("Assumption Bank"), hereby certify that the foregoing Bank Merger Agreement was, in the manner required by law, duly approved without alteration or amendment, by at least two-thirds of the total voting power of Assumption Bank.

     IN WITNESS WHEREOF, I have hereunto subscribed my hand as of the ______ day of _______________________, 199__.


                              _______________________,Secretary

                            ARGENTBANK

        SECRETARY'S CERTIFICATE TO BANK MERGER AGREEMENT


     I,   __________________________,   the   duly  elected,
qualified and acting Secretary of ArgentBank, a Louisiana state nonmember bank ("ArgentBank"), hereby certify that the foregoing Bank Merger Agreement was, in the manner required by law, duly approved, without alteration or amendment, by at least two-thirds of the voting power present of ArgentBank.

     IN WITNESS WHEREOF, I have hereunto subscribed my hand as of the _____ day of __________________________, 199__.

                              ________________________,Secretary

                            EXHIBIT C

          CERTIFICATE OF ASSUMPTION BANK & TRUST COMPANY
       RELATING TO SECTION 368 OPINION ON THE BANK MERGER



     This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the merger (the "Bank Merger") of Assumption Bank & Trust Company ("Assumption Bank") with and into ArgentBank of Thibodaux, Louisiana ("ArgentBank") as such transaction is described in that certain Agreement and Plan of Merger By and Among ArgentBank, Assumption Bancshares, Inc. and Assumption Bank dated as of November ____, 1996 (the "Merger Agreement"). Watkins Ludlam & Stennis, P. A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated [____________________, 1996 (date of closing)] (the "WL&S
Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Merger Agreement or in the WL&S Tax Opinion.

     The   following   representations  are  being  made  in
connection with the Bank Merger:

1.The fair market value of the ArgentBank Common Stock and other consideration (collectively, the "Merger Consideration") received by each Assumption Bank shareholder in the Bank Merger exchange will be approximately equal to the fair market value of the Assumption Bank Common Stock surrendered in the exchange.

1.The aggregate fair market value of the ArgentBank Common Stock portion of the Merger Consideration will, on the Effective Date of the Bank Merger, constitute at least fifty-one percent (51%) of the total fair market value of the Merger Consideration exchanged in the Bank Merger.

1.There is no plan or intention by the shareholders of Assumption Bank who own one percent (1%) or more of the Assumption Bank Common Stock, and to the best of the knowledge of management of Assumption Bank there is no plan or intention on the part of the remaining shareholders of Assumption Bank, to sell, exchange, or otherwise dispose of a number of shares of ArgentBank Common Stock received in the Bank Merger that would collectively reduce the Assumption Bank shareholders' ownership of ArgentBank Common Stock to a number of shares having a value, as of the
Effective Date of the Bank Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of Assumption Bank as of the same date. For purposes of this representation, shares of Assumption Bank Common Stock exchanged for cash in lieu of fractional shares of ArgentBank Common Stock, exchanged for cash or other property, or surrendered by dissenters will be treated as outstanding shares of Assumption Bank Common Stock on the date of the Bank Merger. Moreover, shares of Assumption Bank Common Stock and shares of ArgentBank Common Stock held by Assumption Bank shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Bank Merger will be considered as part of this representation.

1.The liabilities of Assumption Bank assumed by ArgentBank and the liabilities, if any, to which the transferred assets of Assumption Bank are subject, were incurred by Assumption
Bank in the ordinary course of its business.

1.Assumption Bank and the shareholders of Assumption Bank will pay their respective expenses, if any, incurred in connection with the Bank Merger (subject to representation
13 below).

1.There is no intercorporate indebtedness existing between ArgentBank and Assumption Bank that was issued, acquired, or will be settled at a discount.

1.Assumption Bank is not an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

1.Assumption Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section
368(a)(3)(A) of the Code.

1.The fair market value of the assets of Assumption Bank transferred to ArgentBank will equal or exceed the sum of the liabilities assumed by ArgentBank, plus the amount of the liabilities, if any, to which the transferred assets are subject.

1.The total adjusted basis of the assets of Assumption Bank transferred to ArgentBank will equal or exceed the sum of the liabilities to be assumed by ArgentBank, plus the amount of liabilities, if any, to which the transferred assets are subject.

1.The  payment  of  cash  in  lieu of fractional  shares  of
ArgentBank Common Stock is solely for the purpose of avoiding the expense and inconvenience to ArgentBank of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Bank Merger to the Assumption Bank shareholders instead of issuing fractional shares of ArgentBank Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Bank Merger to the Assumption Bank shareholders in exchange for their shares of Assumption Bank Common Stock. The fractional share interests of each Assumption Bank shareholder will be aggregated, and no Assumption Bank shareholder will receive cash (in payment for fractional share interests) in an amount equal to or greater than the value of one (1) full share of ArgentBank Common Stock.

1.None of the compensation received by any shareholder-employee of Assumption Bank pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of Assumption Bank Common Stock; none of the shares of ArgentBank Common Stock received by any shareholder-employee of Assumption Bank pursuant to the Bank Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee of Assumption Bank pursuant to any employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

1.ArgentBank will pay or assume only those expenses of Assumption Bank that are solely and directly related to the Bank Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.
     Assumption Bank hereby certifies that the officer of the corporation executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the date, ______________, 1996, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.


                              ASSUMPTION BANK & TRUST COMPANY

                              By:
                              Name:   JOSEPH H. MONTERO, II
                              Title:     President & CEO

              CERTIFICATE OF ARGENTBANK RELATING TO
              SECTION 368 OPINION ON THE BANK MERGER


     This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the merger (the "Bank Merger") of Assumption Bank & Trust Company ("Assumption Bank") with and into ArgentBank of Thibodaux, Louisiana ("ArgentBank") as such transaction is described in that certain Agreement and Plan of Merger By and Among ArgentBank, Assumption Bancshares, Inc. ("ABI") and Assumption Bank dated as of November ____, 1996 (the "Merger Agreement"). Watkins Ludlam & Stennis, P. A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated [____________________, 1996 (date of closing)] (the "WL&S
Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Merger Agreement or in the WL&S Tax Opinion.

     The  following  representations   are   being  made  in
connection with the Bank Merger:

1.The fair market value of the ArgentBank Common Stock portion of the Merger Consideration paid by ArgentBank in the Bank Merger will, on the Effective Date, constitute at least fifty-one percent (51%) of the fair market value of the Merger Consideration paid by ArgentBank in the Bank Merger.

1.ArgentBank has no plan or intention to reacquire any of the ArgentBank Common Stock issued in the Bank Merger.

1.ArgentBank has no plan or intention to sell or otherwise dispose of any of the assets of Assumption Bank acquired in the Bank Merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

1.Following the Bank Merger, ArgentBank will continue the historic business of Assumption Bank or use a significant portion of Assumption Bank's historic business assets in a business.

1.ArgentBank,  Assumption  Bank  and  the  shareholders   of
Assumption Bank will pay their respective expenses, if any, incurred in connection with the Bank Merger (subject to representation 8 below).

1.There is no intercorporate indebtedness existing between ArgentBank and Assumption Bank or between Hancock Bank and
Assumption Bank that was issued, acquired, or will be settled at a discount.

1.ArgentBank is not an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

1.ArgentBank will pay or assume only those expenses of Assumption Bank that are solely and directly related to the Bank Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

1.The fair market value of the assets of Assumption Bank transferred to ArgentBank will equal or exceed the sum of the liabilities assumed by ArgentBank, plus the amount of liability, if any, to which the transferred assets are subject.

1.The  payment  of  cash  in  lieu of fractional  shares  of
ArgentBank Common Stock is solely for the purpose of avoiding the expense and inconvenience to ArgentBank of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Bank Merger to the Assumption Bank shareholders instead of issuing fractional shares of ArgentBank Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Bank Merger to the Assumption Bank shareholders in exchange for their shares of Assumption Bank Common Stock. The fractional share interests of each Assumption Bank shareholder will be aggregated, and no Assumption Bank shareholder will receive cash (in payment for fractional share interests) in an amount equal to or greater than the value of one (1) full share of ArgentBank Common Stock.

     ArgentBank hereby certifies that the officer of the corporation executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the date, ________________, 1996, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.

                              ARGENTBANK


                              By:
                              Name: RANDALL E. HOWARD
                              Title:   President

                            EXHIBIT D

                       AFFILIATES AGREEMENT

                               DATE

ArgentBank
203 West Second Street
Thibodaux, Louisiana  70301

Gentlemen:

     This letter agreement is given in connection with the closing of the proposed merger of Assumption Bancshares, Inc. ("ABI") with and into Assumption Bank & Trust Company ("Assumption Bank") and the proposed merger of Assumption Bank with and into ArgentBank (the "Mergers"). I am aware and acknowledge that, as a member of the Board of Directors or an executive officer or the beneficial owner of a substantial amount of the outstanding common stock of ABI or its subsidiary, Assumption Bank, I may be an "affiliate" of ABI as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder.

     I understand that resales or other dispositions of shares of the Common Stock, $.10 par value, of ArgentBank (the "ArgentBank Common Stock") to be acquired by me as a result of the Mergers may be governed by Rules 144 and 145 promulgated under the Securities Act.

     I have no plan or intention to sell, exchange, transfer by gift or otherwise dispose of a number of said securities to be received in the Mergers that would reduce the former ABI/Assumption Bank shareholders' ownership of the ArgentBank Common Stock to a number of shares having a value, as of the date of the Mergers, of less than 50% of the value of all of the formerly outstanding ABI/Assumption Bank Common Stock as of the same date.

     Pursuant to Section 7.8 of the Agreement and Plan of Merger, and as an inducement for ArgentBank to issue the ArgentBank Common Stock, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, I do hereby represent, warrant, and agree that I shall not make any sale, transfer, or other disposition of the ArgentBank Common Stock in violation of the Securities Act or the Rules and Regulations of the SEC.


                              Sincerely,

                         EXHIBIT E
                 TO THE PURCHASE AGREEMENT
           TERMS AND CONDITIONS OF EMPLOYMENT OF
                     HAROLD F. TEMPLET


     Definitions.   Within this exhibit, the following terms
shall have the meanings assigned to them as follows:

     "Bank" shall mean  Assumption  Bank  & Trust Company, a
Louisiana state Bank.

     "Buyer" shall mean ArgentBank, a Louisiana state bank.

     "Executive" shall mean Harold F. Templet,  Senior  Vice
President of the Bank.

1    Employment  Capacity  and  Term.   The  Executive  will
continue to serve as a Vice President for the Buyer for a period of eighteen months beginning on the Purchase Date.

1 Duties; Place of Performance. a. Duties. After the acquisition, the Executive will continue to perform duties for the Buyer consistent with the duties currently performed by an executive for the Bank as have been and may be prescribed by the Board of Directors or the Chief Executive Officer of the Bank. The Executive will devote all of his business time and attention to the business of the Buyer and he will not be employed by any other business or engage in any other business activity that would materially interfere with his ability to perform his duties or would constitute a conflict between his personal or financial interests and the business or financial interests of the Buyer.

     b.   Place  of Performance.   In  connection  with  the
Executive's employment hereunder, the Executive shall be based in Napoleonville, Louisiana except for required travel relating to the business of the Buyer.

1    Compensation  and Benefits.  The Buyer will provide  to
the Executive the compensation and benefits described below:

     a. Salary. The Buyer will pay to the Executive an annual salary of not less than $69,280 payable in equal monthly installments. Additionally, the Executive shall participate in all executive salary programs maintained by the Buyer and shall be entitled to salary increases in amounts awarded to similarly situated executives of the Buyer and its affiliates.

     b. Annual Bonuses. An annual incentive bonus may be paid with respect to the services provided by the Executive, in such amount as may be determined from time to time by the Buyer's Board of Directors or Compensation Committee. The award of bonuses by the Board of Directors or Compensation Committee is discretionary and there will be no obligation on the Buyer to award any bonus to the Executive.

     c. Benefits and Perquisites. The Buyer will furnish the Executive with benefits and perquisites at least as valuable as those currently maintained by the Bank for its employees generally, and for its senior executives in particular, on the same basis and subject to the same requirements and limitations as may be applicable to senior executive employees of the Bank as described in the Bank's current personnel manual.

1    Other Benefits.

     a. Expenses. The Executive will be reimbursed by the Buyer for reasonable out-of-pocket expenses incurred from time to time on behalf of the Buyer in the performance of his duties, in accordance with the standard procedures of the Buyer and upon the presentation of such supporting invoices, receipts, documents and forms as the Buyer reasonably requests.

     b. Facilities; Secretarial Assistance. The Buyer will provide the Executive with office space, secretarial assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties.

1    Termination of Employment.

     a.   Death.   The  Executive's  status  as  an employee
shall terminate upon the Executive's death.

     b. Disability. If (i) the Executive is incapable because of physical or mental illness of satisfactorily discharging his duties for a period of 90 consecutive days and (ii) a duly qualified physician chosen by the Buyer and acceptable to the Executive or his legal representatives so certifies in writing, the Buyer's Board of Directors may determine that the Executive has become disabled. If the Buyer's Board of Directors makes such a determination, the Buyer will have the right, at any time during the period that such disability continues to terminate the status of the Executive as an employee by notifying the Executive, in writing, of such termination. Any such termination shall become effective 30 days after such notice of termination is given (the "Disability Effective Date"), unless within such 30-day period the Executive becomes capable of resuming duties (and a physician chosen by the Buyer and acceptable to the Executive or his legal representatives so certifies in writing) and the Executive in fact resumes such duties.

     c. By the Buyer for Cause. The Buyer may terminate the Executive's status as an employee for Cause by notifying the Executive, in writing, of such termination. As used herein, "Cause" shall mean (i) the willful and continuing failure by the Executive to perform his duties (other than any failure resulting from a certified disability) within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by a duly authorized member or representative of the Buyer's Board of Directors which specifically identifies the manner in which it is alleged that the Executive has not substantially performed such services, (ii) the conviction of a felony or (iii) the willful engaging by the Executive in gross misconduct injurious to the Buyer. An act or failure to act on the Executive's part shall be considered "willful" if done or omitted to be done without a reasonable belief that such action or omission was in, or not opposed to, the best interests of the Buyer. Any act or failure to act by the Executive that is based upon authority given pursuant to a resolution duly adopted by the Buyer's Board of Directors or based upon the advice of counsel for the Buyer shall be presumed to be done or omitted to be done by the Executive with a reasonable belief that such action was in, or not opposed to, the best interests of the Buyer. Notwithstanding the foregoing, the Executive's employment may not be terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Buyer's Board of Directors (not counting the Executive) at a meeting of the Buyer's Board of Directors held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Buyer's Board of Directors), finding that in the good faith opinion of the Buyer's Board of Directors the Executive was guilty of the conduct set forth in clauses
(i), (ii) or (iii) of this paragraph and specifying the particulars thereof.

     d. By the Executive for Good Reason. The Executive may terminate his status as an employee for Good Reason by notifying the Buyer, in writing, of such termination. The termination by the Executive of his status as an employee for Good Reason shall be deemed to be a justifiable termination and shall excuse the Executive from further duties. The term "Good Reason" shall mean:

          (i)  a  diminution  in  the  Executive's   duties,
responsibilities   or   position  or  the  demotion  of  the
Executive;

          (ii) requiring the Executive to be based anywhere other than in Napoleonville, except for required travel in the ordinary course of the Buyer's business;

          (iii) a reduction in the Executive's annual salary or a failure to pay to the Executive any installment of his annual salary or to pay any other amounts required to be paid under these terms of employment, which failure continues for a period of 30 days after written notice thereof is given by the Executive to the Buyer;

          (iv) any purported termination of the Executive's status as an employee which is not effected pursuant to a Notice of Termination, or which is not justified as a termination based on Cause; or

          (v) any material breach of any of the terms of employment specified herein by the Buyer which has not been cured within 30 days following the giving of notice by the Executive to the Buyer of such breach.

     e. Notice of Termination. Notice of termination of the Executive's status as an employee must be communicated in a writing delivered to the other party (a "Notice of Termination"). Any Notice of Termination that purports to terminate the Executive's employment for Cause or for Good Reason shall specify the reasons of the party giving such notice and shall set forth in reasonable detail the facts and circumstances claimed by such party to provide a basis for termination of the Executive's employment under the terms of employment specified herein.

     f. Date of Termination. "Employment Termination Date" means (i) if Executive's employment is terminated by the Buyer for Cause, or by the Executive for Good Reason, the date of delivery of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Buyer other than for Cause or disability, the Date of Termination shall be the date on which the Buyer notifies the Executive of such termination and (iii) the if the Executive's employment is terminated by reason of his death or disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

1    Disability/Death Benefit and Severance Pay.

     a. Death. If the Executive's employment is terminated by his death, in addition to all other death benefits provided by the Buyer, the Buyer shall pay to the Executive's spouse or, if he leaves no spouse, to his estate, in a lump sum in cash within 30 days of the Date of Termination the sum of the pro rata amount of the Executive's annual base salary earned through the Date of Termination to the extent due but not paid and any compensation previously deferred by the Executive (together with any accrued interest thereon) and any accrued vacation pay, in each case to the extent not previously paid (collectively, "Accrued Obligations"). The Buyer shall also timely pay or provide to such person any other amounts or compensation required to be furnished to the Executive under any benefit plan or arrangement ("Other Benefits").

     b. Disability. During any period that the Executive is deemed to be disabled ("disability period"), the Executive shall continue to receive his full annual base salary from the Bank at the rate then in effect for such period until his employment is terminated, provided that payments so made to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive under disability benefit plans of the Buyer. Upon termination of the Executive's employment, the Buyer shall pay to the Executive in a lump sum in cash within 30 days of the Date of Termination all Accrued Obligations and shall timely furnish to the Executive all Other Benefits.

     c. Cause. If the Executive's employment shall be terminated for Cause by the Buyer, or voluntarily terminated by the Executive other than for Good Reason, the Buyer will have no further obligation to the Executive other than for Accrued Obligations, which shall be paid in a lump sum in cash within 30 days of the Date of Termination, and for Other Benefits, which the Buyer shall timely furnish to the Executive.

     d.   Other  than   Death,  Disability  or  Cause;  Good
Reason. If the Buyer shall terminate the Executive's employment, other than for death, disability or Cause, or the Executive shall terminate his employment for Good Reason, then, in addition to all amounts or compensation to which he is entitled pursuant to the Buyer's termination policies and plans then in effect, the Executive will at his option receive as severance pay either:

          (i) continuation of his annual salary (at the rate in effect as of the Date of Termination) for the remainder of his eighteen month term of employment, or

          (ii) a lump sum payment equal to the then present value of the aggregate sums described in (i) above, paid by the Buyer to the Executive no later than fifteen days following the Date of Termination.

1 Covenant Not to Compete. If the Executive's employment is terminated by the Buyer for Cause or by the Executive other than for Good Reason, then for the shorter of the remainder of the term of employment or two years, the Executive shall not directly or indirectly (a) solicit any customers or employees of the Buyer or otherwise disrupt any previously established relationship existing between a customer or employee and the Buyer or (b) own, manage, operate, control, by employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan association, financial institution or any other entity providing lending or deposit services located in Assumption Parish, Louisiana; provided, however, that the Executive may own passive investments of not more than 5% of the outstanding securities of any similar business (but without otherwise participating in such business) if such securities are listed on a national or regional securities exchange or quotations of such securities are published on a national interdealer quotation system, or are registered under Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended.

                            EXHIBIT F

                       FORM OF TAX OPINION


           [Watkins Ludlam & Stennis, P.A. Letterhead]
                        [Date of Closing]

Board of Directors                      Board of Directors
ArgentBank                              Assumption
Bancshares, Inc.
Post Office Box 819                     110 Franklin Street
Thibodaux, Louisiana 70302-0819         Post Office Box 398
                                        Napoleonville,
Louisiana 70390-0398
Board of Directors
Assumption Bank & Trust Company
110 Franklin Street
Post Office Box 398
Napoleonville, Louisiana 70390-0398

     Re:The  Federal  Income  Tax  Consequences  of  Certain
Matters   Arising   Under   the   Corporate   Reorganization
Provisions of the Internal Revenue Code of 1986, as amended.

Gentlemen:

     We have acted as special counsel to ArgentBank of Thibodaux, Louisiana, a Louisiana state banking association ("ArgentBank"), in connection with certain federal income tax matters relating to the transactions described in: (a) that certain Agreement and Plan of Merger, dated as of November __, 1996 (the "Merger Agreement"), by and among Assumption Bancshares, Inc., a Louisiana corporation ("ABI"), Assumption Bank & Trust Company, a Louisiana state banking association ("Assumption Bank"), and (b) that certain Bank Merger Agreement between Assumption Bank and ArgentBank, dated as of November ____, 1996 (the "Bank Merger Agreement"). This opinion is furnished to you pursuant to Section 8.1(e) of the Merger Agreement. Except as otherwise defined herein, all capitalized terms herein have the meanings set forth in the Merger Agreement.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Bank Merger Agreement, that certain Company Merger Agreement between ABI and Assumption Bank, dated as of November __, 1996 (the "Company Merger Agreement"), and such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied upon certain written representations and covenants of the parties to the Mergers set forth in the Certificates which are attached hereto and incorporated herein as Exhibits "A," "B," and "C."

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant.

          I.  DESCRIPTION OF PROPOSED COMPANY MERGER

     On the Effective Date, prior to the Bank Merger, the Merger Agreement provides that the Company Merger will occur. It is our understanding that the proposed Company Merger will be structured in accordance with the Merger Agreement, the Company Merger Agreement, the laws of the State of Louisiana, and will be carried out as follows:

     (1)On the Effective Date, ABI will be merged with and into Assumption Bank on the terms and subject to the conditions set forth in the Merger Agreement and the Company Merger Agreement, some of which are further described below. Assumption Bank will acquire all of the assets and assume all of the liabilities of ABI. Assumption Bank will be the surviving corporation and ABI will cease to exist at the Effective Date of the Company Merger.

     (2)On the Effective Date, by virtue of the Company Merger and without any action on the part of the holders thereof, each share of ABI Common Stock outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and nonassessable share of Assumption Bank Common Stock. All treasury shares of each of ABI and Assumption Bank and all issued and outstanding shares of Assumption Bank Common Stock owned by ABI shall be canceled. Except for cash which may be paid with respect to Dissenting Shares, there will be no cash or other non-stock consideration exchanged in connection with the Company Merger.

     (3)As  a  result   of   the  Company  Merger,  the  ABI
shareholders will become shareholders of Assumption Bank.

     (4)After  the  Company  Merger,  Assumption  Bank  will
continue  its  historical  business   in   a   substantially
unchanged manner (subject to the Bank Merger).


            II.  DESCRIPTION OF PROPOSED BANK MERGER

     The proposed Bank Merger will be structured in accordance with the Merger Agreement, the Bank Merger
Agreement,  the   laws   of  the  State  of  Louisiana,  the
statements and representations of the parties to the transactions, and the following descriptions:

     (1)Immediately after the Company Merger on the Effective Date, Assumption Bank will be merged with and into ArgentBank on the terms and subject to the conditions set forth in the Merger Agreement and the Bank Merger Agreement, some of which are further described below. ArgentBank will acquire all of the assets and assume all of the liabilities of Assumption Bank. ArgentBank will continue in existence as the surviving corporation. Assumption Bank will cease to exist at the Effective Time of the Bank Merger.

     (2)Except for (a) shares as to which dissenters' rights, if any, have been perfected and not withdrawn or otherwise forfeited under applicable Louisiana law ("Dissenting Shares"), and (b) shares held by certain "Small Bank Shareholders" as described below, each issued and outstanding share of Assumption Bank Common Stock (immediately after the Company Merger) shall automatically be exchanged for and converted into the right to receive from ArgentBank (i) a number of shares of ArgentBank Common Stock established by formula as provided in Section 3.2(a) of the Merger Agreement (the "Conversion Number" of shares), or (ii) the right to receive $134.375 in cash (the "Cash Payment") ((i) and (ii) together, the "Merger Consideration"); provided, however, that pursuant to Section 3.2(b) of the Merger Agreement, the individual shareholders of Assumption Bank may elect to receive a combination of the Conversion Number of shares of ArgentBank Common Stock and the Cash Payment, with the further caveat that Total Cash Payments (which consists of Elected Cash Payments, the Cash Payments that will be made in exchange for De Minimis
Holdings, the amount of cash paid in lieu of fractional shares, and the amount of cash paid with respect to Dissenting Shares of Assumption Bank Common Stock) shall be limited to $10,535,000, which is 49% of the Aggregate Merger Consideration Value of $21.5 million as defined in Section 3.2(a) of the Merger Agreement. In addition, Section 3.2(b) of the Merger Agreement provides that ArgentBank shall have the right to increase the Elected Cash Payments made so that the Total Cash Payments shall equal not less than
$8,600,000, which is 40% of the Aggregate Merger Consideration Value. Thus, depending on the outcome of the election of each Assumption Bank shareholder, between 51% and 60% of the Aggregate Merger Consideration Value will be in the form of ArgentBank Common Stock, and between 40% and 49% of the Aggregate Merger Consideration Value will be in the form of cash.

     (3)Pursuant to Section 3.2(a) of the Merger Agreement, each holder of 15 or fewer shares of Assumption Bank Common Stock (a "Small Bank Shareholder"), shall not be entitled to elect to receive ArgentBank Common Stock, but rather shall only be entitled to receive as consideration from ArgentBank, the Cash Payment for each share of Assumption Bank Common Stock held.

     (4)If after calculation of the Conversion Number of shares, an Assumption Bank shareholder is entitled to receive a fraction of a share of ArgentBank Common Stock, no such fractional share will be issued. In lieu thereof, cash will be paid to such shareholder in an amount equal to such fractional part of a share of ArgentBank Common Stock multiplied by the Average Market Price of a share of ArgentBank Common Stock (see Section 3.3(h) of the Merger Agreement).

     (5)As a result of the Bank Merger, the Assumption Bank shareholders other than those who elect all Cash Payments, the Small Bank Shareholders and those Bank shareholders who perfect any applicable dissenters' rights, will become shareholders of ArgentBank.

     (6)After the Bank Merger, ArgentBank will continue its historical business and the historical banking business of Assumption Bank in a substantially unchanged manner.


                          III.  OPINION

     In reliance upon the foregoing facts and the representations of the parties to the Merger transactions, and based upon our review of such documents and consideration of such legal matters as we have deemed relevant and sufficient to enable us to render an informed opinion, and provided that the Mergers are consummated in accordance with the terms and conditions set forth in the respective Merger Agreements, we are of the opinion that the federal income tax consequences of the proposed Mergers will be as follows:


     A.   With respect to the Company Merger:

          1.Provided the proposed Company Merger of ABI with and into Assumption Bank qualifies as a statutory merger under applicable Louisiana law, the acquisition by Assumption Bank of all of the assets of ABI in exchange for the Assumption Bank Common Stock and the assumption of liabilities of ABI will constitute a reorganization within the meaning of Code section 368(a)(1)(A).[1] The Company Merger will also be the type of transaction described in section 368(a)(1)(D) of the Code. ABI and Assumption Bank will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

          2.No gain or loss will be recognized to ABI on the transfer of all of its assets to Assumption Bank in exchange for the Assumption Bank Common Stock and the assumption by Assumption Bank of the liabilities of ABI (Code sections 361(b)(1)(A) and 357(a)).

          3.No gain or loss will be recognized to Assumption Bank upon its receipt of all of the assets of ABI in exchange for the Assumption Bank Common Stock paid to the ABI shareholders and the assumption by Assumption Bank of the liabilities of ABI and the liabilities to which the transferred assets are subject (Rev. Rul. 57-278, 1957-1 C.B. 124).

          4.No gain or loss will be recognized by the shareholders of ABI who receive solely Assumption Bank Common Stock (including fractional share interests to which they may be entitled) in exchange for their ABI Common Stock (Code section 354(a)(1)).

          5.The basis of the Assumption Bank Common Stock to be received by the ABI shareholders (including any fractional share interests to which they may be entitled) will be, in each instance, the same as the basis of the ABI Common Stock surrendered in exchange therefor. (Code section 358(a)(1)).

          6.The holding period of the Assumption Bank Common Stock to be received by the ABI shareholders (including any fractional share interests to which they may be entitled) will include, in each case, the period during which the ABI Common Stock surrendered in exchange therefor was held, provided that the ABI Common Stock is held as a capital asset in the hands of the ABI shareholder on the Effective Date of the Company Merger (Code section 1223(1)).

     B.   With Respect to the Bank Merger:

          1.Provided the proposed Bank Merger of Assumption Bank with and into ArgentBank qualifies as a statutory merger under applicable Louisiana law, the acquisition by ArgentBank of all of the assets of Assumption Bank in exchange for the Aggregate Merger Consideration Value and the assumption of liabilities of Assumption Bank will constitute  a reorganization  within  the  meaning  of  Code section 368(a)(1)(A). ArgentBank and Assumption Bank will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

          2.No gain or loss will be recognized to Assumption Bank on the transfer of all of its assets to ArgentBank in exchange for the Aggregate Merger Consideration Value (all of which will be distributed to the Assumption Bank shareholders), and the assumption by ArgentBank of the liabilities of Assumption Bank and the liabilities to which the transferred assets are subject (Code sections 361(b)(1)(A) and 357(a)).

          3.No gain or loss will be recognized to ArgentBank upon the receipt by ArgentBank of all of the assets of Assumption Bank in exchange for the Aggregate Merger Consideration Value paid to the Assumption Bank shareholders and the assumption by ArgentBank of the liabilities of Assumption Bank and the liabilities to which the transferred assets are subject (Rev. Rul. 57-278, 1957-1 C.B. 124).

          4.No gain or loss will be recognized by any shareholders of Assumption Bank who receive solely ArgentBank Common Stock (including fractional share interests to which they may be entitled) in exchange for their Assumption Bank Common Stock (Code section 354(a)(1)).

          5.Gain, if any, will be realized by the Assumption Bank shareholders who receive ArgentBank Common Stock and cash (i.e., those who elect a combination of ArgentBank Common Stock and the Cash Payment as the Merger Consideration) in exchange for their Assumption Bank Common Stock. Such gain will be recognized, but not in excess, in each instance, of the sum of such cash received (section 356(a)(1)). If the exchange has the effect of the distribution of a dividend (determined with the application of section 318(a)), then the amount of the gain recognized that is not in excess of the Assumption Bank shareholder's ratable share of undistributed earnings and profits will be treated as a dividend (section 356(a)(2)). The determination of whether the exchange has the effect of the distribution of a dividend must be made on a shareholder by shareholder basis in accordance with the principles set forth in Commissioner v. Clark, 489 U.S. 726 (1989), Rev. Rul. 93-61, 1993-2 C.B. 118, and United States v. Davis, 397 U.S. 301 (1970). The remainder, if any, of the gain recognized will be treated as gain from the exchange of property. No loss will be recognized on the exchange of Assumption Bank Common Stock for the combined stock and cash Merger Consideration (section 356(c)).

          6.Where a dissenting Assumption Bank shareholder receives solely cash in exchange for all of his or her Assumption Bank Common Stock, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her stock subject to the provisions and limitations of section 302.

          7.Where a Small Bank Shareholder receives solely cash in exchange for all of his or her Assumption Bank Common Stock, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her stock subject to the provisions and limitations of section 302.

          8.The basis of the ArgentBank Common Stock to be received by certain Assumption Bank shareholders (including any fractional share interests to which they may be entitled) will be, in each instance, the same as the basis of the Assumption Bank Common Stock surrendered in exchange therefor, decreased by the amount of cash received, and increased by (i) the amount that is treated as a dividend, and (ii) any gain recognized on the exchange (not including any portion of the gain that is treated as a dividend) (Code section 358(a)(1)).

          9.The holding period of the ArgentBank Common Stock to be received by certain Assumption Bank shareholders (including any fractional share interests to which they may be entitled) will include, in each case, the period during which the Assumption Bank Common Stock surrendered in exchange therefor was held, provided that the Assumption Bank Common Stock is held as a capital asset in the hands of the Assumption Bank shareholder on the Effective Date of the Bank Merger (Code section 1223(1)).

          10.The payment of cash to Assumption Bank shareholders in lieu of fractional shares of ArgentBank Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the reorganization exchange and then redeemed by ArgentBank. The cash payments will be treated as having been received as distributions in redemption of such stock, subject to the provisions and limitations of section 302 of the Code (Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B.
574).


     We have qualified our opinions by reference to the Code, the Treasury Regulations promulgated thereunder, and existing judicial and administrative interpretations thereof. In so opining, we have relied upon the foregoing facts and representations and have reviewed such documents and have considered such legal matters as we have deemed relevant and sufficient to enable us to render an informed opinion. While we have not been requested nor have we undertaken to make independent investigations to verify the representations and statements described above or set forth in the Certificates attached as Exhibits "A," "B," and "C," based upon our discussions with representatives of the parties and our limited review of certain background material, we believe that it is reasonable for us to rely on such representations and statements.

     Our  opinion  is  limited   to  the  specific  opinions
expressed above, and no other opinions are intended nor should they be inferred. An opinion of counsel has no binding effect upon the Service and no assurances can be given that the conclusions reached in any opinion will not be contested by the Service, or if contested, will be sustained by a court.

     The opinions we have expressed above are based on the facts and representations outlined herein being correct in all material respects as of the dates indicated or at the time of the proposed transactions as the case may be. In the event that one or more of the facts or representations are incorrect for any such time, our opinion would likely be substantially different than that expressed above.

     The opinion expressed herein is for the sole benefit of ArgentBank, ABI and Assumption Bank, together with their respective shareholders for their use in connection with the proposed Mergers, and is not to be used, delivered to or relied upon by any other party for any other purpose, and may not be circulated, quoted, or otherwise referred to for any other purpose without our prior written consent.

                              Very truly yours,



                              /s/WATKINS LUDLAM & STENNIS, P.A.
**FOOTNOTES**

     [1]:/Unless otherwise noted, hereafter all section references are to the Code.

                    Exhibit "A" to Tax Opinion

          CERTIFICATE OF ASSUMPTION BANK & TRUST COMPANY
       RELATING TO SECTION 368 OPINION ON THE BANK MERGER


     This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the merger (the "Bank Merger") of Assumption Bank & Trust Company ("Assumption Bank") with and into ArgentBank of Thibodaux, Louisiana ("ArgentBank") as such transaction is described in that certain Agreement and Plan of Merger By and Among ArgentBank, Assumption Bancshares, Inc. and Assumption Bank dated as of November ____, 1996 (the "Merger Agreement"). Watkins Ludlam & Stennis, P. A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated [____________________, 1996 (date of closing)] (the "WL&S
Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Merger Agreement or in the WL&S Tax Opinion.

     The   following   representations  are  being  made  in
connection with the Bank Merger:

1.The fair market value of the ArgentBank Common Stock and other consideration (collectively, the "Merger Consideration") received by each Assumption Bank shareholder in the Bank Merger exchange will be approximately equal to the fair market value of the Assumption Bank Common Stock surrendered in the exchange.

1.The aggregate fair market value of the ArgentBank Common Stock portion of the Merger Consideration will, on the Effective Date of the Bank Merger, constitute at least fifty-one percent (51%) of the total fair market value of the Merger Consideration exchanged in the Bank Merger.

1.There is no plan or intention by the shareholders of Assumption Bank who own one percent (1%) or more of the Assumption Bank Common Stock, and to the best of the knowledge of management of Assumption Bank there is no plan or intention on the part of the remaining shareholders of Assumption Bank, to sell, exchange, or otherwise dispose of a number of shares of ArgentBank Common Stock received in the Bank Merger that would collectively reduce the Assumption Bank shareholders' ownership of ArgentBank Common Stock to a number of shares having a value, as of the
Effective Date of the Bank Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of Assumption Bank as of the same date. For purposes of this representation, shares of Assumption Bank Common Stock exchanged for cash in lieu of fractional shares of ArgentBank Common Stock, exchanged for cash or other property, or surrendered by dissenters will be treated as outstanding shares of Assumption Bank Common Stock on the date of the Bank Merger. Moreover, shares of Assumption Bank Common Stock and shares of ArgentBank Common Stock held by Assumption Bank shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Bank Merger will be considered as part of this representation.

1.The liabilities of Assumption Bank assumed by ArgentBank and the liabilities, if any, to which the transferred assets of Assumption Bank are subject, were incurred by Assumption
Bank in the ordinary course of its business.

1.Assumption Bank and the shareholders of Assumption Bank will pay their respective expenses, if any, incurred in connection with the Bank Merger (subject to representation
13 below).

1.There is no intercorporate indebtedness existing between ArgentBank and Assumption Bank that was issued, acquired, or will be settled at a discount.

1.Assumption Bank is not an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

1.Assumption Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section
368(a)(3)(A) of the Code.

1.The fair market value of the assets of Assumption Bank transferred to ArgentBank will equal or exceed the sum of the liabilities assumed by ArgentBank, plus the amount of the liabilities, if any, to which the transferred assets are subject.

1.The total adjusted basis of the assets of Assumption Bank transferred to ArgentBank will equal or exceed the sum of the liabilities to be assumed by ArgentBank, plus the amount of liabilities, if any, to which the transferred assets are subject.

1.The  payment  of  cash  in  lieu of fractional  shares  of
ArgentBank Common Stock is solely for the purpose of avoiding the expense and inconvenience to ArgentBank of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Bank Merger to the Assumption Bank shareholders instead of issuing fractional shares of ArgentBank Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Bank Merger to the Assumption Bank shareholders in exchange for their shares of Assumption Bank Common Stock. The fractional share interests of each Assumption Bank shareholder will be aggregated, and no Assumption Bank shareholder will receive cash (in payment for fractional share interests) in an amount equal to or greater than the value of one (1) full share of ArgentBank Common Stock.

1.None of the compensation received by any shareholder-employee of Assumption Bank pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of Assumption Bank Common Stock; none of the shares of ArgentBank Common Stock received by any shareholder-employee of Assumption Bank pursuant to the Bank Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee of Assumption Bank pursuant to any employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

1.ArgentBank will pay or assume only those expenses of Assumption Bank that are solely and directly related to the Bank Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

     Assumption Bank hereby certifies that the officer of the corporation executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the date, ______________, 1996, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.


                              ASSUMPTION BANK & TRUST COMPANY


                              By:
                              Name:   JOSEPH H. MONTERO, II
                              Title:     President & CEO

                 Exhibit "B" to Tax Opinion

           CERTIFICATE OF ARGENTBANK RELATING TO
           SECTION 368 OPINION ON THE BANK MERGER

     This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the merger (the "Bank Merger") of Assumption Bank & Trust Company ("Assumption Bank") with and into ArgentBank of Thibodaux, Louisiana ("ArgentBank") as such transaction is described in that certain Agreement and Plan of Merger By and Among ArgentBank, Assumption Bancshares, Inc. ("ABI") and Assumption Bank dated as of November ____, 1996 (the "Merger Agreement"). Watkins Ludlam & Stennis, P. A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated [____________________, 1996 (date of closing)] (the "WL&S
Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Merger Agreement or in the WL&S Tax Opinion.

     The  following  representations   are   being  made  in
connection with the Bank Merger:

1.The fair market value of the ArgentBank Common Stock portion of the Merger Consideration paid by ArgentBank in the Bank Merger will, on the Effective Date, constitute at least fifty-one percent (51%) of the fair market value of the Merger Consideration paid by ArgentBank in the Bank Merger.

2.ArgentBank has no plan or intention to reacquire any of the ArgentBank Common Stock issued in the Bank Merger.

3.ArgentBank has no plan or intention to sell or otherwise dispose of any of the assets of Assumption Bank acquired in the Bank Merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

4.Following the Bank Merger, ArgentBank will continue the historic business of Assumption Bank or use a significant portion of Assumption Bank's historic business assets in a business.

5.ArgentBank,  Assumption  Bank  and  the  shareholders   of
Assumption Bank will pay their respective expenses, if any, incurred in connection with the Bank Merger (subject to representation 8 below).

6.There is no intercorporate indebtedness existing between ArgentBank and Assumption Bank or between Hancock Bank and
Assumption Bank that was issued, acquired, or will be settled at a discount.

7.ArgentBank is not an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

8.ArgentBank will pay or assume only those expenses of Assumption Bank that are solely and directly related to the Bank Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

9.The fair market value of the assets of Assumption Bank transferred to ArgentBank will equal or exceed the sum of the liabilities assumed by ArgentBank, plus the amount of liability, if any, to which the transferred assets are subject.

10.The  payment  of  cash  in  lieu of fractional  shares  of
ArgentBank Common Stock is solely for the purpose of avoiding the expense and inconvenience to ArgentBank of issuing fractional shares and does not represent separately
bargained-for consideration.   The  total cash consideration
that will be paid in the Bank Merger  to the Assumption Bank
shareholders  instead  of  issuing  fractional   shares   of
ArgentBank Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Bank Merger to the Assumption Bank shareholders in exchange for
their  shares   of   Assumption   Bank  Common  Stock.   The
fractional   share   interests  of  each   Assumption   Bank
shareholder will be aggregated, and no Assumption Bank shareholder will receive cash (in payment for fractional share interests) in an amount equal to or greater than the value of one (1) full share of ArgentBank Common Stock.

     ArgentBank hereby certifies that the officer of the corporation executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the date, ________________, 1996, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.

                              ARGENTBANK


                              By:
                              Name: RANDALL E. HOWARD
                              Title:   President

                    Exhibit "C" to Tax Opinion

 CERTIFICATE OF ASSUMPTION BANCSHARES, INC.  AND  ASSUMPTION
BANK
      RELATING TO SECTION 368 OPINION ON THE COMPANY MERGER


     This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the merger (the "Company Merger") of Assumption Bancshares, Inc. ("ABI") with and into Assumption Bank & Trust Company ("Assumption Bank") as such transaction is described in that certain Agreement and Plan of Merger By and Among ArgentBank of Thibodaux, Louisiana ("ArgentBank") ABI and Assumption Bank dated as of November ____, 1996 (the "Merger Agreement"). Watkins Ludlam & Stennis, P. A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated [____________________, 1996 (date of closing)] (the "WL&S
Tax Opinion") in opining on the federal  income  tax  issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Merger Agreement or in the WL&S Tax Opinion.

     The   following   representations  are  being  made  in
connection with the Company Merger:

1.The fair market value of the Assumption Bank Common Stock received in the Company Merger exchange by each ABI shareholder will be approximately equal to the fair market value of the ABI Common Stock surrendered in the exchange.

2.Except for the statutory merger of Assumption Bank with and into ArgentBank, which is intended to qualify as a reorganization under section 368(a)(1)(A) of the Code, there is no plan or intention by the shareholders of ABI who own one percent (1%) or more of the ABI Common Stock, and to the best of the knowledge of management of ABI there is no plan or intention on the part of the remaining shareholders of ABI, to sell, exchange, or otherwise dispose of a number of shares of Assumption Bank Common Stock received in the Company Merger that would reduce the ABI shareholders' ownership of Assumption Bank Common Stock to a number of shares having a value, as of the Effective Date of the Company Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of ABI as of the same date. For purposes of this representation, shares of ABI Common Stock exchanged for cash in lieu of fractional shares of Assumption Bank Common Stock, exchanged for cash or other property, or surrendered by dissenters will be treated as outstanding shares of ABI Common Stock on the date of the Company Merger. Moreover, shares of ABI Common Stock and shares of Assumption Bank Common Stock held by ABI shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Company Merger will be considered in making this representation.

3.ABI will transfer and Assumption Bank will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by ABI immediately prior to the Company Merger. For purposes of this representation, amounts paid by ABI to dissenters, assets used by ABI to pay its reorganization expenses, amounts paid by ABI to shareholders who receive cash or other property in connection with the Company Merger, and all redemptions and distributions
(except for regular, normal dividends) made by ABI immediately preceding the Company Merger, will be included as assets of ABI held immediately prior to the Company Merger.

4.Immediately after the Company Merger, the shareholders of ABI will be in control of Assumption Bank within the meaning of section 368(c) of the Code.

5.Assumption Bank has no plan or intention to reacquire any of its stock issued in the Company Merger.

6.Assumption Bank has no plan or intention to sell or otherwise dispose of any assets of ABI acquired in the Company Merger, except for (i) dispositions made in the ordinary course of business, or (ii) transfers in connection with the Bank Merger.

7.ABI  will distribute  the  stock,  securities,  and  other property it receives in the Company Merger (if any), and its
other   properties,    in   pursuance   of   the   plan   of
reorganization.

8. The liabilities of ABI assumed by Assumption Bank and the liabilities, if any, to which the transferred assets of ABI are subject, were incurred by ABI in the ordinary course of its business.

9.Following the transaction, Assumption Bank will continue the historic business of ABI, or use a significant portion of ABI's historic business assets in a business, subject to the Bank Merger.

10.ABI,  Assumption Bank and the shareholders of ABI will pay their respective  expenses,  if  any, incurred in connection with  the  Company  Merger  (subject  to  representation  19 below).

11.There is no intercorporate indebtedness existing between Assumption and ABI that was issued, acquired, or will be settled at a discount.

12.Neither ABI nor Assumption Bank is an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

13.Assumption Bank does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of ABI.

14.The fair market value of the assets of ABI transferred to Assumption Bank will equal or exceed the sum of the liabilities assumed by Assumption Bank, plus the amount of the liabilities, if any, to which the transferred assets are subject.

15.The total adjusted basis of the assets of ABI transferred to Assumption Bank will equal or exceed the sum of the liabilities to be assumed by Assumption Bank, plus the amount of liabilities, if any, to which the transferred assets are subject.

16. ABI is not under the jurisdiction  of  a court in a Title
11   or   similar   case   within  the  meaning  of  section
368(a)(3)(A) of the Code.

17.There will be no cash paid for fractional shares in connection with the Company Merger.
1.None of the compensation received by any shareholder-employee of ABI pursuant to any employment, consulting or similar arrangement is or will be separate consideration
for,  or   allocable  to, any of his shares  of  ABI  Common
Stock; none of the shares of Assumption Bank Common Stock received by any shareholder-employee of ABI pursuant to the Company Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee of ABI pursuant to any employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

18.Assumption Bank will pay or assume only those expenses of ABI that are solely and directly related to the Company
Merger in accordance with the guidelines established in Rev.
Rul. 73-54, 1973-1 C.B. 187.

     ABI and Assumption Bank hereby certify that the officer of the named corporation executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the date, ______________, 1996, of this Certificate, and each officer further certifies that he is duly authorized and empowered to execute and deliver this Certificate.

                              ASSUMPTION BANCSHARES, INC.

                              By:

                              Name:   JOSEPH H. MONTERO, II
                              Title:     President and CEO

                              ASSUMPTION BANK & TRUST COMPANY

                              By:

                              Name:   JOSEPH H. MONTERO, II
                              Title:     President & CEO